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                                                                 Exhibit 2.1

                          ASSET PURCHASE AGREEMENT

                                    among

                      HEALTHCARE UNIFORM COMPANY, INC.,

                            ANGELICA CORPORATION,

                            LIFE UNIFORM COMPANY

                                   and its

                           OPERATING SUBSIDIARIES



                          Dated as of July 7, 2004



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                               TABLE OF CONTENTS
                               -----------------

                                                                          PAGE
                                                                          ----

ARTICLE 1 PURCHASE AND SALE OF ASSETS........................................1
         1.1     Description of Assets.......................................1
         1.2     Excluded Assets.............................................4
         1.3     Purchase Price..............................................4
         1.4     Purchase Price Adjustments..................................5
         1.5     Buyer's Option to Assume the Excluded Location Leases.......7
         1.6     Purchase Price Allocation...................................7

ARTICLE 2 ASSUMPTION OF CERTAIN LIABILITIES..................................8
         2.1     Assumption of Lease Obligations.............................8
         2.2     Other Assumed Liabilities...................................8
         2.3     Excluded Liabilities........................................8

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF SELLERS..........................9
         3.1     Status of Sellers...........................................9
         3.2     Financial Matters..........................................11
         3.3     Taxes......................................................12
         3.4     Title To, Status and Condition of Assets...................13
         3.5     Intellectual Property......................................15
         3.6     Loans and Contracts........................................15
         3.7     Employee Plans.............................................16
         3.8     Labor Relations............................................17
         3.9     Litigation and Other Proceedings...........................17
         3.10    Compliance with Laws.......................................17
         3.11    Brokers and Commissions....................................17
         3.12    Absence of Changes.........................................17
         3.13    Inventory..................................................19
         3.14    Suppliers..................................................19
         3.15    Related Party Transactions.................................19
         3.16    Accounts and Notes Payable and Unmatched Receivers.........19
         3.17    Accounts and Notes Receivable..............................19
         3.18    Product Warranties, Defects and Liability..................20
         3.19    Environmental Matters......................................20

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF BUYER...........................21
         4.1     Status of Buyer............................................21
         4.2     Brokers and Commissions....................................22

ARTICLE 5 CLOSING AND CLOSING DATE..........................................22
         5.1     Closing....................................................22
         5.2     Simultaneous Closing.......................................22


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ARTICLE 6 COVENANTS OF SELLERS..............................................22
         6.1     Conduct of Business by Sellers.............................22
         6.2     Affirmative Covenants Relating to Sellers..................23
         6.3     Access Before Closing......................................24
         6.4     Consents and Closing Conditions............................24
         6.5     Non-Compete; Non-Solicitation..............................25
         6.6     Exclusivity................................................26
         6.7     Use of Excluded Names and Logos............................26
         6.8     Winddown of Excluded Locations.............................26
         6.9     Obligations of Sellers.....................................27

ARTICLE 7 COVENANTS OF BUYER................................................27
         7.1     Consents and Closing Conditions............................27
         7.2     Bulk Transfer Compliance...................................27

ARTICLE 8 EMPLOYEE MATTERS..................................................27
         8.1     Obligations Concerning Employment..........................27
         8.2     Health and Other Employee Benefits.........................28
         8.3     Service Credit.............................................29
         8.4     WARN Act Liability.........................................29
         8.5     Employment Taxes...........................................30
         8.6     Employee Benefits..........................................30

ARTICLE 9 TAX MATTERS.......................................................30
         9.1     Payment of Taxes...........................................30
         9.2     Cooperation and Records Retention..........................30
         9.3     Tax Elections..............................................31

ARTICLE 10 LICENSE OF LIFE UNIFORM IT CENTER................................31
         10.1    Term of IT Center Access Period............................31
         10.2    Extent of Buyer's Access to Life Uniform IT Center.........31
         10.3    Insurance on Life Uniform IT Center; Liability for
                 Personal Injury or Property Damage.........................31

ARTICLE 11 BUYER'S CONDITIONS TO CLOSING....................................32
         11.1    Continued Truth of Warranties..............................32
         11.2    Performance of Covenants...................................32
         11.3    Material Adverse Effect....................................32
         11.4    Permits and Consents.......................................32
         11.5    No Litigation..............................................32
         11.6    Non-Foreign Affidavit......................................33
         11.7    Authorization..............................................33
         11.8    Closing Documents..........................................33

ARTICLE 12 SELLERS' CONDITIONS TO CLOSING...................................33
         12.1    Continued Truth of Warranties..............................33
         12.2    Performance of Covenants...................................33
         12.3    No Litigation..............................................33

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         12.4    Closing Documents..........................................33
         12.5    Board Approval.............................................33

ARTICLE 13 DELIVERIES AT CLOSING............................................34
         13.1    Closing Deliveries by Sellers..............................34
         13.2    Closing Deliveries by Buyer................................35

ARTICLE 14 TERMINATION......................................................36
         14.1    Termination by Mutual Consent..............................36
         14.2    Termination by Either Buyer or Sellers.....................36
         14.3    Termination by Buyer.......................................36
         14.4    Termination by Sellers.....................................36
         14.5    Effect of Termination and Abandonment......................36

ARTICLE 15 SURVIVAL AND INDEMNIFICATION.....................................36
         15.1    Survival...................................................36
         15.2    Indemnification............................................37
         15.3    Procedures.................................................39

ARTICLE 16 MISCELLANEOUS....................................................40
         16.1    Notices....................................................40
         16.2    Amendment..................................................41
         16.3    Counterparts...............................................41
         16.4    Binding on Successors and Assigns..........................41
         16.5    Severability...............................................41
         16.6    Waivers....................................................42
         16.7    Publicity..................................................42
         16.8    Headings...................................................42
         16.9    List of Schedules and Exhibits.............................42
         16.10   Entire Agreement; Law Governing............................44
         16.11   No Third-Party Rights......................................44
         16.12   Sales and Transfer Taxes...................................44
         16.13   Expenses...................................................44
         16.14   Confidentiality............................................44
         16.15   Investigation..............................................44
         16.16   Survivability of Provisions After Termination..............45

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                          ASSET PURCHASE AGREEMENT
                          ------------------------

         THIS ASSET PURCHASE AGREEMENT (this "Agreement"), made as of this 7th day of July, 2004, by and among Healthcare Uniform Company, Inc., a Delaware corporation ("Buyer"), and Angelica Corporation, a Missouri corporation ("Angelica"), Life Uniform Company, a Missouri corporation ("Life Uniform"), and each of its 38 operating subsidiaries listed on Exhibit A annexed hereto (the "Operating Subsidiaries," and collectively
---------
with Angelica and Life Uniform, the "Sellers").

                                  RECITALS
                                  --------

         WHEREAS, Sellers are engaged in business as specialty retailers, under the name of Life Uniform and Shoe Shops, offering uniforms, shoes, related products and accessory items primarily for nurses and other healthcare professionals through a nationwide chain of retail stores, and by means of catalogues and e-commerce to complement the retail stores, as well as, by means of "on-the-job" shopping events where merchandise is taken to a particular healthcare location for sale (the "Business"); and

         WHEREAS, Sellers desire to sell, transfer and convey to Buyer, and Buyer desires to purchase from Sellers, the Assets (as defined in Section 1.1) which are used in connection with the Business; and

         WHEREAS, each of the parties hereto desires to set forth certain representations, warranties and covenants, and to establish certain closing conditions, made to induce the other to execute and deliver this Agreement and to consummate the transactions contemplated hereby.

         NOW, THEREFORE, in consideration of the premises, the covenants and agreements herein contained, and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties hereto agree as follows:

                                 ARTICLE 1
                                 ---------

                         PURCHASE AND SALE OF ASSETS
                         ---------------------------

         1.1    Description of Assets. On the Closing Date (as defined in
                ---------------------
Article 5 hereof), subject to the terms and conditions set forth in this Agreement, Sellers shall sell to Buyer, and Buyer shall purchase and assume from Sellers all of the assets, properties, and rights of Sellers used by Sellers in the operation of the Business, of every type and description, tangible and intangible, whether or not reflected on the books of the Sellers (except for the Excluded Assets (as defined in Section 1.2)), including, without limitation, all of the following categories of assets and properties of Sellers set forth below, free and clear of all liens, mortgages, security interests and encumbrances except Permitted Encumbrances (as hereinafter defined) (collectively, the "Assets"):

                (a) All right, title and interest in and to all (i) leases, subleases, licenses, concessions and other agreements (oral or written) pursuant to which any Seller holds a leasehold or subleasehold estate in, or is granted the right to use or occupy, any land, buildings, structures, improvements, fixtures or other interest in real property ("Leased Real Property"),


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including, without limitation, all guaranties, amendments, modifications, supplements and other agreements thereto and waivers and consents thereunder, (ii) leasehold or subleasehold estates created thereunder, and
(iii) buildings, structures, improvements and fixtures located on real property leased by Sellers pursuant to the Real Property Leases (to the extent such items are the property of Sellers) (the "Leasehold Improvements"); each as described on Schedule 1.1(a) annexed hereto (the
                                     ---------------
parties hereto acknowledge that Exhibit B to Schedule 1.1(a) may be updated
                                             ---------------
by Sellers to reflect that Excluded Locations have been closed after the date hereof, subject to Section 1.5), together with all deposits relating thereto (together with the Life Uniform Headquarters and the Life Uniform IT Center, collectively, the "Real Property Leases"), such Real Property Leases (and, to the extent that Buyer elects to assume any Excluded Location Lease pursuant to Section 1.5, each such Excluded Location Lease shall be deemed to be Real Property Leases) representing Sellers' retail store locations that Buyer and Sellers have agreed to make a part of the Assets (collectively, the "Acquired Stores"), Life Uniform's main office located at 2132 Kratky Road, St. Louis, Missouri 63114 (the "Life Uniform Headquarters") and, subject to Article 10, the leased space described on
Schedule 1.1(a)(i) annexed hereto, located at Angelica's main office at
------------------
424 S. Woods Mill Road, Chesterfield, Missouri and used as Life Uniform's information technology center (the "Life Uniform IT Center");

                (b) All inventory, shipping materials, supplies and finished goods (including returned goods) related to the Business whether located in the Acquired Stores, the Life Uniform Headquarters or at Lexton Group LLC (d/b/a Stark Bros Fulfillment Services), the third-party distribution company for Sellers' catalogue and e-commerce sales (the "Third-Party Distributor"), or at any supplier or in transit to an Acquired Store or to the Life Uniform Headquarters or the Third-Party Distributor pending use at the Acquired Stores or in the catalogue or e-commerce business of Sellers (the "Acquired Inventory");

                (c) All non-inventory tangible personal property that is owned and used by Sellers in the Business, including machinery, equipment, fixtures, tools, furniture, furnishings, vehicles, office supplies, register hardware, phone systems, personal computers and related keys, disc drives, peripheral devices, printers and scanners, passwords and safe combinations located at the Acquired Stores, the Life Uniform Headquarters or the Life Uniform IT Center, together with all spare parts and supplies, manuals, written warranties, licenses and similar rights relating thereto, (collectively, "Other Assets" and together with the Acquired Inventory, the "Personal Property");

                (d) All right, title and interest in and to the leases of equipment, vehicles or other tangible personal property located at the Acquired Stores, the Life Uniform Headquarters or the Life Uniform IT Center or otherwise used primarily by Sellers in connection with the Business ("Personal Property Leases"), as described on Schedule 1.1(d) annexed
                                              ---------------
hereto, together with all deposits relating thereto;

                (e) To the extent assignable to Buyer, all of the governmental permits, licenses, consents or other authorizations (including, without limitation, fictitious business name registrations) issued or granted to Sellers or their affiliates which relate to the Assets and which are required or necessary in connection with the conduct, operation or ownership of the Business (collectively, the "Permits"), including those Permits (whether or not assignable to Buyer) listed on Schedule 1.1(e);
                                                       ---------------

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                (f) All notes receivable, credit card receivables and trade accounts receivable of Sellers related to the Business and originally derived from the Acquired Stores or the catalogue or e-commerce business of Sellers (the "Acquired Receivables");

                (g) All prepaid expenses, deposits and rights to credits or refunds related to the Business (other than any prepaid expenses to the extent attributable to any Excluded Assets or Excluded Liabilities) (the "Acquired Prepaid Expenses");

                (h) All right, title and interest in and to all Contracts, written bids, sales orders, sales contracts, supply contracts, purchase orders and other contract rights of Sellers related to the Business (other than any Excluded Assets or Excluded Liabilities) as set forth on
Schedule 1.1(h);
---------------

                (i) All records and files of Sellers pertaining to employees (provided that Sellers have received a signed release or releases in the form of Exhibit B from such employee permitting the release of such
        ---------
employee's records), customers and suppliers of the Business, including without limitation customer and supplier lists, mailing lists, sales records, correspondence with customers, customer files and account histories, and records of purchases from and correspondence with suppliers relating to the Business; and all business and financial records of Sellers (other than income and sales tax records for periods prior to the Closing Date, provided that only copies of such records will be provided if requested by Buyer);

                (j) All petty cash held for use at the Acquired Stores, in an aggregate amount of not less than $37,000;

                (k) All right, title and interest in and to (i) trademarks, trade names, fictitious business names, trade styles, service marks, designs, trade dress, logos, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith and all applications, registrations and renewals in connection therewith, (ii) copyrightable works, copyrights and all applications, registrations and renewals in connection therewith, (iii) trade secrets and confidential business information (including technical data, specifications, designs, know-how, pricing and cost information, customer lists and business and marketing plans and proposals), (iv) computer software and systems (including register software), Internet websites and Internet domain names (including data, databases and related documentation), and (v) other proprietary rights, in each of (i)-(v) above used or held for use by Sellers and relating to the Business, as set forth in Schedule 1.1(k) annexed hereto
                                              ---------------
(collectively, the "Intellectual Property");

                (l) All current assets related to the Excluded Locations, included in the line items set forth on the form of Statement of Working Capital (other than prepaid rent or utilities and security deposits associated with the Excluded Locations) (the "Excluded Location Current
                                              -------------------------
Assets");
------

                (m) All warranties and guarantees received from vendors, suppliers, manufacturers or other third parties with respect to the Assets; and

                (n) The Business as a going concern, including all goodwill thereof.

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         1.2    Excluded Assets. Notwithstanding the provisions of Section 1.1,
                ---------------
the Assets shall not include, and Buyer shall not be entitled to purchase, nor shall Sellers be required to sell, any of the following assets (collectively, the "Excluded Assets"): (i) original income and franchise tax returns, information returns, reports, elections and work papers of Sellers
(it being understood that upon request Buyer shall have reasonable access to copies of any such documents relating to the Business subject to any applicable confidentiality obligations of Sellers with respect to such documents imposed by applicable law), and any rights to income tax refunds and prepaid income taxes for periods prior to the Closing Date; (ii) any right and interest of Sellers in this Agreement and any other agreements and instruments to be executed by Sellers in connection with the sale of the
Assets and the other transactions contemplated by this Agreement; (iii) any and all of Sellers' insurance policies, including all rights to coverage, all proceeds and all prepaid insurance under such policies; (iv) the cash existing in or in transit to Sellers' depository accounts on the Closing
Date; (v) subject to Section 1.5, solely with respect to the stores that will not be acquired by Buyer pursuant to this Agreement as listed on
Schedule 1.2(v) (the "Excluded Locations"), any right, title and interest of
---------------
Sellers in any (A) lease, sublease, license, concession or other agreement
(oral or written) pursuant to which Seller holds a leasehold or subleasehold estate in, or is granted the right to use or occupy, any Leased Real
Property, (B) leasehold or subleasehold estate created thereunder (the items listed in clauses (A) and (B) collectively, the "Excluded Location Leases"), or (C) Leasehold Improvements under any item set forth in (A) above; (vi) subject to Section 1.5, any non-current assets of Sellers solely to the extent located at, or properly attributable to, the Excluded Locations;
(vii) all assets held by or for the benefit of the Employee Plans (as defined in Section 3.7); (viii) Sellers' corporate seal, charter and minutes and stock record books; (ix) subject to Section 6.7 hereof, all rights to the name "Angelica" (or any derivatives thereof), and the other names and logos of Sellers that are not Assets listed on Schedule 1.1(k) (the
                                               ---------------
"Excluded Names and Logos"); (x) all assets and rights of Angelica and all assets and rights of Life Uniform or the Operating Subsidiaries which are not used or useable in the conduct of the Business; (xi) the assets of
Sellers which are specifically identified on Schedule 1.2(xi) annexed
                                             ----------------
hereto; and (xii) any prepaid rent or utilities and security deposits associated with the Excluded Locations.

         1.3    Purchase Price. The aggregate purchase price to be paid by
                --------------
Buyer to Sellers for the Assets is $15,958,000 (subject to adjustment pursuant to Section 1.4) plus the Warrant (collectively, the "Purchase Price"). The Purchase Price shall be paid by Buyer to Sellers as follows:

                (a) $12,000,000 shall be paid to Sellers in cash at the Closing (the "Closing Payment");

                (b) Buyer shall deliver to Sellers a junior subordinated
note issued by Buyer in the principal amount of $3,958,000, in substantially the form attached hereto as Exhibit C (the "Junior Subordinated Note"); and
                            ---------

                (c) Buyer shall deliver to Sellers a warrant to purchase four and one-half percent (4.5%) of the outstanding shares of common stock of Life Uniform Holding Corp. as of the Closing Date, substantially in the form attached hereto as Exhibit D (the "Warrant").
                        ---------

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         1.4    Purchase Price Adjustments.
                --------------------------

                (a) Defined Terms. As used in this Section 1.4, the
                    -------------
following terms shall have the following meanings:

                    (i) "Working Capital" means (x) the aggregate value of the Current Assets less (y) the aggregate value of the Current Liabilities.
                   ----

                    (ii) "Current Assets" means the current assets of the Business included in the line items set forth on the form of Statement of Working Capital and only to the extent acquired pursuant to the terms of this Agreement.

                    (iii) "Current Liabilities" means the current liabilities of the Business included in the line items set forth on the form of Statement of Working Capital and only to the extent assumed pursuant to the terms of this Agreement.

                    (iv) "Statement of Working Capital" means the statement of Working Capital in substantially the form of Exhibit E attached hereto.
                                             ---------

                    (v) "Target Working Capital" means an amount equal to $7,981,000.

                (b) No later than five (5) business days before the Closing Date, Sellers shall deliver to Buyer a statement of its estimate of Working Capital (including related notes and schedules thereto) in substantially the form of the Statement of Working Capital, which shall set forth a good faith estimate of the amount of Working Capital as of the Closing Date (the "Estimated Working Capital") and shall set forth in detail the amounts underlying such calculation. The statement of Estimated Working Capital shall be prepared in accordance with GAAP applied in a manner consistent with the preparation of the Financial Statements (to the extent that the Financial Statements were prepared in accordance with GAAP), subject to the modifications and limitations set forth on the Statement of Working Capital. During such five (5) business day period prior to the Closing Date, Buyer shall have the opportunity to comment upon the statement of Estimated Working Capital, provided, however, if Sellers and Buyer cannot reasonably
                 --------  -------
agree to the statement of Estimated Working Capital or the amount of Estimated Working Capital, then the Target Working Capital shall be deemed to be the Estimated Working Capital for purposes of the Closing. If the Estimated Working Capital is less than the Target Working Capital, then (i) the outstanding principal amount of the Junior Subordinated Note shall be decreased by the amount of such shortfall multiplied by 0.296, and (ii) the Closing Payment to be paid by Buyer at the Closing shall be decreased by the amount of such shortfall multiplied by 0.704. If the Estimated Working Capital is greater than the Target Working Capital, then (i) the outstanding principal amount of the Junior Subordinated Note shall be increased by the amount of such excess multiplied by 0.296, and (ii) the Closing Payment to be paid by Buyer at the Closing shall be increased by the amount of such excess multiplied by 0.704. For illustration purposes only, the operation of this Section 1.4(b) in a particular circumstance is illustrated by the example provided on Annex I hereto.
                    -------

                (c) No later than 90 days after the Closing Date, Buyer shall calculate the amount of Working Capital and shall prepare and deliver to Sellers a statement of Working Capital (including related notes and schedules thereto) in substantially the form of the Statement of Working Capital, which shall set forth the amount of Working Capital as of the Closing Date

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(the "Closing Working Capital") and shall set forth in detail the amounts underlying such calculation (the "Initial WC Statement"). The calculation of the Closing Working Capital set forth on the Initial WC Statement shall be prepared in accordance with GAAP applied in a manner consistent with the preparation of the Financial Statements (to the extent that the Financial Statements were prepared in accordance with GAAP), subject to the modifications and limitations set forth on the Statement of Working Capital. Following the delivery of the Initial WC Statement to Sellers, Buyer shall afford Sellers' representative the opportunity to examine the underlying records and workpapers related to the Initial WC Statement, in each case as are reasonably necessary and appropriate. Buyer shall cooperate with Sellers' representative in such examination and shall make available to Sellers' representative any records under Buyer's reasonable control requested by Sellers related to the Initial WC Statement. If within 30 days following delivery of the Initial WC Statement to Sellers, Sellers' representative has not given Buyer written notice of its objection (which describes in reasonable detail the basis for such objection, the "Objection Notice") to Buyer's calculation of the Closing Working Capital, then the Closing Working Capital set forth in such Initial WC Statement shall be deemed to have been accepted by Sellers, shall become final and binding upon the parties and shall be the final working capital statement (the "Final WC Statement"). If Sellers' representative provides an Objection Notice within such 30 day period, then Buyer and Sellers shall endeavor in good faith, for a period not to exceed 21 days from the date of delivery of such Objection Notice, to resolve the issues in dispute. Any item not specifically disputed by Sellers' representative shall be deemed accepted by Sellers and shall become part of the Final WC Statement. If at the end of such 21-day period there are any remaining issues in dispute, then the remaining issues in dispute may be submitted to an independent, nationally-recognized United States public accounting firm jointly selected by Buyer and Sellers (the "Accounting Firm"), for determination in accordance with the terms of this Agreement. Buyer and Sellers shall cause the Accounting Firm to use commercially reasonable efforts to make a final determination (which will be binding and conclusive on the parties and shall constitute an arbitral award that is final, binding and unappealable) of the Closing Working Capital within 30 days after the remaining issues in dispute are submitted to it, and such final determination (including any items not specifically disputed by Sellers' representative hereunder) shall be the Final WC Statement. If any remaining issues in dispute are submitted to the Accounting Firm for resolution, each party will furnish the Accounting Firm with such workpapers and other documents and information relating to the disputed issues as the Accounting Firm may request. The fees and expenses of the Accounting Firm shall be borne one-half by Buyer and one-half by Sellers.

                (d) The parties hereto acknowledge and agree that (i) the calculation of the unmatched receivers included in the determination of Working Capital shall be determined in a manner consistent with the past practices of Sellers and, irrespective of GAAP, Sellers shall not release or forgive any payment due with respect to the unmatched receivers line items and (ii) in no event shall Sellers object to Buyer's inclusion of items of unmatched receivers in the calculation of the Initial WC Statement which were also included in calculating the Target Working Capital or the Estimated Working Capital.

                (e) If the Closing Working Capital (as set forth in the Final WC Statement) is less than the Estimated Working Capital, then, within 10 days after such determination, (i) the outstanding principal amount of the Junior Subordinated Note shall be decreased by an amount equal to the Buyer Excess Amount multiplied by 0.296, and (ii) Seller shall deliver to Buyer by

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wire transfer of immediately available funds to an account specified in writing by Buyer, an amount equal to the Buyer Excess Amount multiplied by
0.704. For purposes of this Agreement, "Buyer Excess Amount" means an amount equal to the excess of the Estimated Working Capital over the Closing Working Capital.

                (f) If the Closing Working Capital (as set forth in the Final WC Statement) is greater than the Estimated Working Capital, then, within 10 days after such determination, (i) the outstanding principal amount of the Junior Subordinated Note shall be increased by an amount equal to the Seller Excess Amount multiplied by 0.296, and (ii) Buyer shall deliver to Sellers by wire transfer of immediately available funds to an account specified in writing by Sellers, an amount equal to the Seller Excess Amount multiplied by 0.704. For purposes of this Agreement, "Seller Excess Amount" means an amount equal to the excess of the Closing Working Capital over the Estimated Working Capital.

                (g) The computation of Closing Working Capital to be reflected on the Final WC Statement shall not include (i) any Current Asset that under the terms of this Agreement is an Excluded Asset or (ii) any Current Liability associated with the Business that (A) has been paid by Sellers after the Closing or (B) under the terms of this Agreement is not an Assumed Liability.

         1.5    Buyer's Option to Assume the Excluded Location Leases. Until
                -----------------------------------------------------
five (5) business days prior to the Closing Date, Buyer has the right (but not the obligation) to notify Sellers of its election to assume all right, title and interest of Sellers in any Excluded Location Lease listed on
Schedule 1.5 that has not been previously closed by Sellers, provided that
------------
Sellers have consulted with Buyer prior to such closing. Any Excluded Location Lease that Buyer elects to assume under this Section 1.5 being hereinafter collectively referred to as the "Other Assumed Leases".

         1.6    Purchase Price Allocation. Buyer and Sellers shall
                -------------------------
preliminarily allocate the Purchase Price (together with any Assumed Liabilities) between and among the Assets in accordance with the classifications and methodologies set forth on Schedule 1.6 hereto. As soon
                                               ------------
as practicable after the final Purchase Price is determined after the Closing Date, Buyer shall prepare a statement of allocation (the "Statement of Allocation") in accordance, in all material respects, with the classifications and methodologies set forth on Schedule 1.6. Buyer shall deliver the Statement of Allocation to Sellers and Sellers shall have 10 calendar days following receipt of the Statement of Allocation within which to deliver to Buyer a written notice of objection thereto (the "SOA Objection Notice"). The SOA Objection Notice shall (i) set forth the Sellers' proposed allocation of the Purchase Price and (ii) specify in reasonable detail Sellers' basis for objection. The failure by Sellers to deliver the SOA Objection Notice within such 10 calendar day period shall constitute Sellers' acceptance of the Statement of Allocation. If Sellers deliver the SOA Objection in a timely manner, then the parties shall use the dispute resolution procedures set forth in Section 1.4(c) hereof. Buyer and Sellers shall timely report, act and file tax returns (including, without limitation, Internal Revenue Form 8594) consistent with the allocation determined in accordance with this Section 1.6 and shall provide a copy of such form to the other party and shall file a copy of such form with the federal income tax return(s) for the period that includes the Closing Date. Buyer and Sellers shall timely and properly prepare, execute, file and deliver all such documents, forms and other information as the other party may reasonably request to prepare such allocation. Neither Buyer nor Sellers shall take a position in any Return (as defined in Section 3.3(a)), or examination or other administrative or judicial proceeding relating to any Return, that is inconsistent with the allocation determined in accordance with this Section, unless required by applicable law.

                                 ARTICLE 2
                                 ---------

                      ASSUMPTION OF CERTAIN LIABILITIES
                      ---------------------------------

         2.1    Assumption of Lease Obligations. At the Closing (as defined in
                -------------------------------
Section 5.1), except as otherwise specifically provided in Section 2.2 hereof and Section 1.5, Buyer shall assume all obligations (other than any obligations arising out of a breach by Sellers or any of their Affiliates under the terms of any Real Property Leases or Other Assumed Leases) of Sellers under the Real Property Leases and the Other Assumed Leases as the primary obligor, to the extent such obligations are attributable to periods from and after the Closing Date (collectively, "Lease Obligations"). Buyer will not assume any obligation of any Seller or any affiliate of Sellers as a guarantor of any Lease Obligations; provided, however, that the guarantee
                                      --------  -------
provided by such Seller or such affiliate of Sellers shall terminate at the end of the current term of the lease (and not any extension or renewal term thereof) under the applicable Real Property Leases and Other Assumed Leases.

         2.2    Other Assumed Liabilities. In addition to the Lease
                -------------------------
Obligations, at the Closing, Buyer shall assume and agree to pay only the following liabilities of Sellers solely to the extent relating to the Business or the Assets: (i) the obligations of Sellers to be performed after the Closing under the Contracts (other than obligations to the extent arising out of or relating to any breach relating to facts occurring prior to the Closing Date), (ii) liabilities of Sellers to the Hired Employees to the extent such liability is expressly assumed by Buyer pursuant to Section 8.1, (iii) liabilities of Sellers under the capital leases listed on
Schedule 2.2(iii) (other than obligations to the extent arising out of or
-----------------
relating to any breach relating to facts occurring prior to the Closing
Date), and (iv) (A) the current liabilities related to the Excluded Locations (other than any liabilities associated with or resulting from the closing of any Excluded Location, including, without limitation, any severance payments or benefits to any employee of any Seller that is terminated in connection with the closing of any Excluded Location), included in the line items set forth on the form of Statement of Working Capital (the "Excluded Location Current Liabilities"), and (B) pre-Closing liabilities of the Business, in each of clauses (iv)(A) and (B) to the extent that such liabilities are included as Current Liabilities in the calculation of the Closing Working Capital pursuant to Section 1.4 (collectively, subsections (i), (ii), (iii) and (iv) of this Section 2.2 are hereinafter referred to as the ("Assumed Liabilities"). Notwithstanding anything to the contrary contained herein, under no circumstances shall the Assumed Liabilities include or be deemed to include for any reason whatsoever liabilities included in the Excluded Liabilities.

         2.3    Excluded Liabilities. Notwithstanding the provisions of
                --------------------
Sections 2.1 and 2.2, Buyer shall not assume, and Sellers shall remain liable for, any and all liabilities, obligations, claims and commitments (whether known or unknown, contingent, liquidated or otherwise, and whenever asserted) of or against the Assets, the Business and Sellers other than the Lease Obligations and the Assumed Liabilities (the "Excluded Liabilities"), including, without limitation, any of the following: (i) any obligation under agreements and instruments included in the Excluded Assets, including all obligations under the Employee Plans and all employee benefit plans with respect to which any Seller or any other entity which, together with any Seller that is treated as a single employer under Section 414 of the Code, has any liability or obligation; (ii) any liabilities or obligations of Sellers arising or incurred in connection with the negotiation, preparation and execution of the Agreement and the consummation of the transactions contemplated hereby, including without limitation the fees and expenses of Sellers' counsel, accountants, financial advisers and other experts; (iii) royalty liabilities for any period on or prior the Closing Date or arising out of or relating to the Excluded Locations; (iv) other than liabilities and obligations under Other Assumed Leases (to the extent that such liabilities and obligations are attributable to periods from and after the Closing Date), any non-current liabilities arising out of or relating to the Excluded Locations and any liability or obligation that are specifically listed on Schedule 2.3; (v) any liability or obligation
                           ------------
(including any investigative or remedial obligation) arising under any applicable Environmental Laws (as defined in Section 3.19), except where the facts or conditions underlying such liability or obligation are solely caused by the operation of the Acquired Stores by Buyer after the Closing Date; (vi) any indebtedness other than with respect to the capital leases listed on Schedule 2.2(iii); (vii) any liability or obligation arising out
          -----------------
of or relating to any litigation which is based upon events or circumstances occurring on or prior to the Closing Date or arising out of or relating to the Excluded Locations; (viii) any liability or obligation arising out of or relating to any intercompany obligation between Sellers or any of their Affiliates; and (ix) any liability of Sellers for Taxes for any period on or prior the Closing Date or arising out of or relating to the Excluded Locations.

                                 ARTICLE 3
                                 ---------

                  REPRESENTATIONS AND WARRANTIES OF SELLERS
                  -----------------------------------------

         Sellers hereby, jointly and severally, represent and warrant to Buyer, as of the date hereof and as of the Closing Date, as follows:

         3.1    Status of Sellers.
                -----------------

                (a) Corporate Existence and Status. Sellers are corporations
                    ------------------------------
duly incorporated, organized, entitled to conduct business and validly existing in good standing under the laws of their respective jurisdictions of organization as set forth on Schedule 3.1(a).
                                ---------------

                (b) Qualification. Schedule 3.1(b) lists the jurisdictions
                    -------------  ---------------
in which Sellers are qualified to do business as a foreign corporation with respect to the Business. Such jurisdictions constitute all of the jurisdictions in which such qualification is necessary to conduct the Business as it is currently being conducted, except where the failure to be so qualified would not have a Material Adverse Effect. For purposes of this Agreement, "Material Adverse Effect" means a material adverse effect on the consolidated financial condition, results of operations, business, assets, properties or liabilities of the Business, taken as a whole.

                (c) Corporate Power. Sellers have all requisite power to own
                    ---------------
and lease the Assets and otherwise to operate the Business as it is currently being operated.

                (d) Ownership Interests. Other than Life Uniform being a
                    -------------------
subsidiary of Angelica and the Operating Subsidiaries being subsidiaries of Life Uniform, Sellers have no other operating subsidiaries or any equity securities of, investment in or loans or advances to, any business enterprise or person with respect to the Assets or the Business or any agreements or commitments for such (other than trade terms extended to customers in the ordinary course of business and travel advances to employees).

                (e) Authorization.
                    -------------

                    (i) Sellers have the right, power and authority to enter into this Agreement and each other agreement, instrument or other document required to be executed by Sellers hereunder (collectively, the "Other Agreements") and subject in each instance to obtaining all necessary consents and approvals as contemplated herein to consummate the sale of the Assets and the other transactions contemplated by, and otherwise to comply with and perform their obligations under, this Agreement and the Other Agreements;

                    (ii) The execution and delivery by Sellers of this Agreement and the Other Agreements to which Sellers are parties, and the consummation by Sellers of the sale of the Assets and the other transactions contemplated by, and other compliance with and performance of Sellers' obligations under, this Agreement and the Other Agreements to which the Sellers are parties have been duly and validly authorized by all necessary action on the part of Sellers in compliance with Sellers' respective governing documents (including the articles of incorporation and bylaws (as amended)) and applicable law; and

                    (iii) This Agreement and the Other Agreements to which Sellers are parties constitute the valid and binding agreements of Sellers and are enforceable against Sellers in accordance with their respective terms and conditions, except to the extent that such enforceability may be limited by (A) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation or similar laws relating to the enforcement of creditors' rights generally, (B) the availability of the remedies of specific performance or injunctive relief which may be subject to the discretion of the court before which any proceeding for such remedies may be brought, or (C) the exercise by any court of its discretion in invoking general principles of equity.

                (f) Absence of Violations or Conflicts. Except as disclosed
                    ----------------------------------
in Schedule 3.1(f), subject in each instance to obtaining all necessary
   ---------------
consents and approvals as contemplated herein, the execution and delivery of this Agreement and the Other Agreements by Sellers and the consummation by Sellers of the sale of the Assets and the other transactions contemplated by, or other compliance with or performance under, this Agreement and the Other Agreements by Sellers, do not and will not with the passage of time or giving of notice or both constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, require any consent under, or result in the creation or imposition of any lien, encumbrance or other adverse claim or interest other than Permitted Encumbrances (as such term is defined in Section 3.4(a) of this Agreement) upon any of the Assets under (A) any of the terms, conditions or provisions of any material contract, agreement, commitment, undertaking or understanding to which any of the Sellers is party or to which Sellers or any of the Assets are subject or bound, (B) any judgment, decree or order of any governmental or regulatory authority to which Sellers or any of the Assets are subject or bound, (C) any applicable law or regulation, or (D) any governing documents of the Sellers (including articles of incorporation and bylaws (as amended)).

                (g) No Consents Required. Except as set forth in Schedule
                    --------------------                         --------
3.1(g), no consent, approval, order or authorization of, or registration,
------
declaration or filing with, any governmental authority or any other person on the part of Sellers is required in connection with the execution and delivery of this Agreement and the Other Agreements or the consummation of the sale of the Assets and the other transactions contemplated by, or other compliance with or performance under, this Agreement and the Other Agreements by Sellers.

         3.2    Financial Matters.
                -----------------

                (a) Financial Statements. Sellers have previously delivered,
                    --------------------
or caused to be delivered, to Buyer true, correct and complete copies of (x) the unaudited consolidated balance sheet of Life Uniform and the Operating Subsidiaries as of January 31, 2004 and the related unaudited consolidated statements of income and cash flows of Life Uniform and the Operating Subsidiaries for the fiscal year then ended, and (y) the unaudited consolidated balance sheet of Life Uniform and the Operating Subsidiaries as of May 1, 2004 (the May 1, 2004 balance sheet being herein referred to as the "Latest Balance Sheet"), together with related unaudited consolidated statements of income and cash flows of the Acquired Stores for the three-month period then ended, prepared on a basis, and using principles, consistent with the preparation of the unaudited financial statements described in clause (x) above (the unaudited financial statements described in clauses (x) and (y) above being collectively referred to herein as the "Financial Statements"). The Financial Statements (i) are accurate and complete in all material respects, (ii) are consistent with the books and records of Sellers (which have been maintained in all material respects in accordance with good business practices), (iii) have been prepared in accordance with generally accepted accounting principles in the United
States, consistently applied ("GAAP"), except as set forth on Schedule 3.2(a)
                                                              ---------------
and that such Financial Statements do not contain all footnotes required under GAAP and, with respect to the Latest Balance Sheet, is subject to normal year-end audit adjustments (none of which are, individually or in the aggregate, material), and (iv) fairly present in all respects the consolidated financial condition and results of operations of Life Uniform and the Operating Subsidiaries as the case may be, as of the respective dates thereof and for the respective periods covered thereby.

                (b) Absence of Material Adverse Effect. Since March 31,
                    ----------------------------------
2004, there has not been any event, circumstance or fact which, individually or in the aggregate, has had or could be expected to have a Material Adverse Effect.

                (c) Absence of Undisclosed Liabilities. There are no
                    ----------------------------------
liabilities or obligations (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due, including any liability for Taxes) material to the Business other than such liabilities or obligations (i) set forth on Schedule 3.2(c), (ii) disclosed
                                            ---------------
or reserved against in the Latest Balance Sheet, and (iii) incurred in the ordinary course of business consistent with past practices (none of which is a liability arising from breach of contract, breach of warranty, tort or claim for infringement) since the date of the Latest Balance Sheet.

         3.3    Taxes.
                -----

                (a) Definitions. For purposes of this Agreement:
                    -----------

                    (i) The term "Code" shall mean the Internal Revenue Code of 1986, as amended. All citations to the Code or to the regulations promulgated thereunder shall include any amendments or any substitute or successor provisions thereto.

                    (ii) The term "Returns" shall mean, collectively, all reports, forms, declarations, estimates, returns, information statements, and similar documents relating to, or required to be filed in respect of, any Taxes including any schedule or attachment thereto, and including any amendments thereof. The term "Return" means any one of the foregoing Returns.

                    (iii) The term "Taxes" shall mean (A) all net income, alternative or add-on minimum tax, gross income, gross receipts, gains, sales, use, ad valorem, value added, franchise, profits, license, unitary, intangible, corporate loan tax, capital stock tax, lease, service, service use, withholding on amounts paid to or by Sellers, employment, payroll, excise, severance, transfer, documentary, mortgage, registration, stamp, occupation, environmental (including taxes under Section 59A of the Code), premium, property, social security, unemployment, disability, estimated, windfall profits, customs, duties, and other taxes, fees, assessments or charges of any kind whatsoever, whether disputed or not, together with any interest, penalties and other additions with respect thereto, imposed by any federal, territorial, state, provincial, local or foreign government, each as relating to the Business or the Assets; and (B) any penalties, interest, or other additions for the failure to collect, withhold, or pay over any of the foregoing, or to accurately file any Return; and the term "Tax" shall mean any one of the foregoing Taxes.

                (b) Returns Filed and Taxes Paid. Except as otherwise set
                    ----------------------------
forth in Schedule 3.3(b) annexed hereto, (i) Sellers have duly filed or
         ---------------
caused to be filed, on or before the due date thereof (including any valid extensions), with the appropriate taxing authorities, all Returns that Sellers are required to file; (ii) each such Return (including any amendment thereto) is true, correct, and complete in all material respects and was prepared in substantial compliance with all applicable laws and regulations;
(iii) all Taxes owed by Sellers (whether or not shown on any Return) have been paid; and (iv) to the Best Knowledge of Sellers, there is no valid basis for the assessment of any deficiency with regard to any such Return. To the Best Knowledge of Sellers, no other Taxes are due with respect to any taxable periods or portions of periods ending on or before the Closing Date. There are no liens, attachments, or similar encumbrances on any of the Assets with respect to any Taxes, other than immaterial liens for Taxes of Sellers that are not yet due and payable. Except as set forth in
Schedule 3.3(b), there are no pending or, to the Best Knowledge of Sellers,
---------------
threatened audits, investigations, claims, proposals or assessments for or relating to any Taxes. No claim has been made by any authority in the last five (5) years that Sellers are or may be subject to taxation by the jurisdiction which has not been fully resolved by Sellers and such authority. Sellers have withheld and paid all Taxes required to have been withheld and paid in connection with any amounts paid or owing to any employee, independent contractor, creditor, stockholder or other third party, and all Forms W-2 and 1099 and any other Returns required with respect thereto have been properly completed and timely filed. Except as set forth in Schedule 3.3(b), Sellers have not waived any statute of
             ---------------
limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

         3.4    Title To, Status and Condition of Assets.
                ----------------------------------------

                (a) Real Property Leases; Subleases. All Real Property
                    -------------------------------
Leases and Excluded Location Leases pursuant to which Sellers lease, sublease, license, rent, or is otherwise granted the right to use or occupy any real property used in, intended to be used in or otherwise related to the Business, and all security deposits held for the account of Sellers in connection with each such Real Property Leases and Excluded Location Leases are listed on Exhibits A and B on Schedule 1.1(a), respectively. Sellers
                                  ---------------
have made available to Buyer true, correct and complete copies of all Real Property Leases and Excluded Location Leases. Schedule 3.4(a) lists all
                                              ---------------
consents and approvals, if any, of landlord or similar party required under each such Real Property Lease and Excluded Location Lease in connection with the transactions contemplated by this Agreement. Except as disclosed in
Schedule 3.4(a), with respect to each of the Real Property Leases and the
---------------
Excluded Location Leases: (A) neither Sellers nor any other party to such lease are in breach or default in connection with such lease; (B) no act or event has occurred or circumstance exists which, with notice or lapse of time or both, would constitute a breach or default under such lease with respect to Sellers or any other party, or permit termination, modification or acceleration of rent under such lease; (C) Sellers have not given or received any notice from a landlord of cancellation, termination or right to offset any portion of the security deposit held by such landlord against amounts due from Sellers in connection with such lease; (D) each such lease is the valid and binding agreement of the parties thereto, is in full force and effect and is enforceable in accordance with its terms; (E) the transactions contemplated by this Agreement or the Other Agreements or the assignment of any such lease to Buyer pursuant to this Agreement will not result in a breach of or default under such lease or otherwise cause such lease to cease to be legal, valid, binding, enforceable and in full force and effect; (F) Sellers' possession and quiet enjoyment of any Leased Real Property have not been disturbed, and to the Best Knowledge of Sellers, there are no disputes with respect to any such leases; (G) Sellers do not, and will not in the future, owe any brokerage commissions or finder's fees with respect to any such lease; (H) except for the possible ownership of shares of Angelica's registered common stock, the other party to any Real Property Lease or Excluded Location Lease, as the case may be, is not an affiliate of, and otherwise does not have any economic interest in, Sellers;
(I) Sellers have not subleased, licensed or otherwise granted any Person the right to use or occupy the Leased Real Property or any portion thereof; and
(J) there are no liens or encumbrances on the estate or interest created by any such lease. For purposes of this Agreement, "Best Knowledge of Sellers" means the actual knowledge of Stephen M. O'Hara, James W. Shaffer, Steven L. Frey, Theodore M. Armstrong, Robert D. Buzzell, Jr., Joseph P. Licavoli, Steven G. Piantanida, Bruce Davidson, Mark Duve, Ben Mosey, Jim Oldani, Tom Hartke and Debbie Schneider, in each case after making due inquiry.

                (b) Leasehold Improvements. Sellers have good and marketable
                    ----------------------
title to the Leasehold Improvements at each of the Acquired Stores, free and clear of all liens and encumbrances, except Permitted Encumbrances, and other than the right of Buyer pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase any such Leasehold Improvements or any portion thereof or interest therein. All Leasehold Improvements at the Acquired Stores are in good condition and repair and sufficient for the operation of the Business. There are no structural deficiencies or latent defects affecting any of the Leasehold Improvements at the Acquired Stores and, to the Best Knowledge of Sellers, there are no facts or conditions affecting any of such Leasehold Improvements which would, individually or in the aggregate, interfere in any material respect with the use or occupancy of such Leasehold Improvements or any portion thereof in the operation of the Business.

                (c) Access and Utility Services. Each parcel of Leased Real
                    ---------------------------
Property has access to a public street necessary and appropriate to operate the Business as it is currently being operated. All water, oil, gas, electrical, steam, compressed air, telecommunications, sewer, storm and waste water systems and other utility services or systems for the Leased Real Property have been installed and are operational and sufficient for the operation of the Business as currently conducted thereon, and all hook-up fees or other similar fees or charges have been paid in full.

                (d) Zoning. The classification of each Leased Real Property
                    ------
under applicable zoning laws, ordinances and regulations permits the use and occupancy of such Leased Real Property and the operation of the Business as currently conducted thereon, and permits the Leasehold Improvements at the Acquired Stores as currently constructed, used and occupied.

                (e) Personal Property. Sellers have good, valid and
                    -----------------
marketable title to the Personal Property. Except as described on
Schedule 3.4(e), none of the Personal Property is subject to any lien,
---------------
claim, security interest or other encumbrance, except (A) statutory liens for Taxes not yet due and payable or being contested in good faith by appropriate proceedings and for which there are adequate reserves on the books of the Sellers, (B) liens reflected or reserved against in the Financial Statements, and (C) liens incurred in the ordinary course of business for obligations not yet due and payable (collectively, "Permitted Encumbrances").

                (f) Adequacy; Condition. Except as set forth in
                    -------------------
Schedule 3.4(f): (i) the Personal Property is in good repair and condition
---------------
subject to reasonable wear and tear and structurally and mechanically sound, as applicable; and (ii) Sellers have not received notice of any violation of, and Sellers are in compliance with, all rules, regulations, permits or other requirements in respect thereof. Sellers have good, valid and marketable title (free and clear of all liens other than Permitted Encumbrances) to, or legal and valid rights under subsisting leases or licenses to use, all of the Assets. There is no factor or condition affecting the Assets that is interfering or could be expected to interfere with the operation of the Business.

                (g) All Necessary Properties. Except as disclosed in
                    ------------------------
Schedule 3.4(g) and other than the Excluded Assets, the Assets constitute
---------------
all of the assets (tangible and intangible including, without limitation, all IT systems) used in connection with the operation of the Business as presently operated by Sellers. Other than the Excluded Assets, the Assets include all assets, properties (real, personal and mixed, and tangible and intangible), interests in properties and rights necessary to permit Buyer to carry on the Business as presently conducted by Sellers.

         3.5    Intellectual Property.
                ---------------------

                (a) All Intellectual Property and all contracts, agreements, commitments and understandings relating to the use or license of
Intellectual Property by Sellers and included as part of the Assets (the "Intellectual Property Licenses") are listed in Schedule 1.1(k) annexed
                                                ---------------
hereto.

                (b) Except as disclosed in Schedule 3.5(b): (i) Sellers own
                                           ---------------
(free and clear of all liens, claims, security interests and other encumbrances other than Permitted Encumbrances), or have the right to use pursuant to the Intellectual Property Licenses set forth on Schedule 1.1(k),
                                                            ---------------
and have the full and unencumbered right to transfer to Buyer hereunder, all Intellectual Property; (ii) Life Uniform or one of the Operating Subsidiaries is listed in the records of the appropriate United States, state, or foreign registry as the sole current owner of record for each application and registration listed in Schedule 1.1(k); (iii) the
                                       ---------------
consummation of the sale of the Assets and the other transactions contemplated by this Agreement and the Other Agreements will not alter or impair any such rights or require any consent or approval; (iv) no Intellectual Property or Intellectual Property License is the subject of a lawsuit or any other proceeding, nor, within the six (6) most recently completed fiscal years of Sellers, has any party challenged or, to the Best Knowledge of Sellers, threatened to challenge Sellers' right to use such Intellectual Property or Intellectual Property License or application for any of the foregoing; and (v) the Intellectual Property owned by the Sellers, and to the Best Knowledge of Sellers, any Intellectual Property used or held for use by Sellers, is subsisting, in full force and effect, has not been cancelled, expired, or abandoned, and is valid and enforceable.

                (c) The conduct of the Business as currently conducted, does not infringe upon, misappropriate or otherwise violate (either directly or indirectly such as through contributory infringement or inducement to infringe) any intellectual property rights owned or controlled by any third party. To the Best Knowledge of Sellers, no third party is infringing, misappropriating, or otherwise violating any Intellectual Property, and no such claims, suits, arbitrations or other adversarial proceedings have been brought or threatened against any third party by Sellers.

                (d) The Intellectual Property Licenses are valid and binding obligations of all parties thereto, enforceable in accordance with their terms, and there exists no event or condition that will result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default by any party under any such Intellectual Property License. None of the Sellers have licensed or sublicensed its rights in any Intellectual Property other than pursuant to the Intellectual Property Licenses. No royalties, honoraria or other fees are payable by Sellers to any third parties for the use of or right to use any Intellectual Property except pursuant to the Intellectual Property Licenses.

         3.6    Loans and Contracts.
                -------------------

                (a) Indebtedness. Schedule 3.6(a) annexed hereto sets forth,
                    ------------  ---------------
with respect to any of the following constituting an Asset, Lease Obligation or Assumed Liability, a complete and accurate list or description of all guarantees by any Seller or any of the Sellers' affiliates of any Lease Obligation and all instruments or other documents ("Debt Instruments") relating to any direct or indirect indebtedness of Sellers in respect of the Assets or the Business in excess of $25,000, including, without limitation, indebtedness by way of lease-purchase arrangements, guarantees, undertakings on which others rely in extending credit and all conditional sales contracts, chattel mortgages and other security arrangements with respect to the Personal Property.

                (b) Other Contracts. Schedule 3.6(b) annexed hereto, with
                    ---------------  ---------------
respect to any of the following constituting an Asset or Assumed Liability, lists each contract, agreement, commitment, arrangement, undertaking or understanding (except where the same is not material to the Business and does not call for the payment or receipt by Sellers of cash or other property or services having a value in excess of $25,000) to which the Assets or the Business are subject, whether written or oral (each, a "Contract," but such list and the term "Contract" shall not include Real Property Leases, Personal Property Leases, Intellectual Property Licenses, Debt Instruments, insurance policies (as set forth on Schedule 3.6(c)) and
                                                      ---------------
employee-related matters of Sellers disclosed elsewhere in this Agreement).
Schedule 3.6(b) describes all oral Contracts required to be disclosed in
---------------
Schedule 3.6(b).
---------------

                (c) Insurance. Set forth on Schedule 3.6(c) is a list of all
                    ---------               ---------------
insurance policies and fidelity bonds relating to the Business and the Assets. With respect to each insurance policy set forth on Schedule 3.6(c):
                                                           ---------------
(a) the policy is legal, valid, binding and enforceable; and (b) no party to the policy has repudiated any provision thereof. All such policies are in full force and effect and provide insurance, including, without limitation, liability insurance, in such amounts and against such risks as is customary for companies engaged in businesses comparable to the Business.

                (d) Status. Except as disclosed on Schedule 3.6(d) annexed
                    ------                         ---------------
hereto with respect to any of the following constituting an Asset or Assumed
Liability: (A) neither Sellers nor any other party are in default in connection with any Intellectual Property License, Debt Instrument, Personal Property Lease or Contract; (B) Sellers have not received any notice of cancellation or termination in connection with any Intellectual Property License, Debt Instrument, Personal Property Lease or Contract; (C) each Intellectual Property License, Debt Instrument, Personal Property Lease and Contract is the valid and binding agreement of the parties thereto which is in full force and effect and is enforceable in accordance with its terms; and (D) no Intellectual Property License, Debt Instrument, Personal Property Lease or Contract will be affected by, or require the consent of or payment to any other party to avoid an event of default or event of termination with respect to such Intellectual Property License, Debt Instrument, Personal Property Lease or Contract by reason of the transactions contemplated by this Agreement and the Other Agreements.

         3.7 Employee Plans. Except as disclosed on Schedule 3.7,
             --------------                         ------------
Sellers do not maintain, are not required to maintain or contribute to and do not otherwise participate in or have any liability with respect to any employee benefit plan, program, policy or arrangement, including, without limitation, any pension, profit sharing, retirement or thrift plan, or any other compensation, welfare, fringe benefit or retirement plan, program, stock purchase or stock option plan, for current or former employees or agents of Sellers primarily employed in the Business or their beneficiaries or dependents (all of the foregoing being referred to herein collectively as the "Employee Plans" and individually as an "Employee Plan"). All liabilities and obligations relating to the Employee Plans will be retained by, and be the obligation of, Sellers after the Closing. No Employee Plan or other program, agreement or arrangement provides for post-

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

employment medical, life insurance or other welfare-type benefits (other than health continuation coverage required by Section 4980B of the Code) for current or former employees. The Angelica Corporation Retirement Savings Plan has been maintained and administered in accordance with its terms and complies in form and operation with all applicable requirements of applicable laws. No Seller nor any entity that is treated as a single employer with any Seller for purposes of Section 414 of the Code ("ERISA Affiliate") maintains, sponsors, contributes to, has any obligation to contribute to, or has any liability or potential liability under or with respect to (i) any "defined benefit plan" as defined in Section 3(35) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or
(ii) any "multiemployer plan" as defined in Section 3(37) of ERISA with respect to which Buyer could become liable for.

         3.8 Labor Relations. Except as described in Schedule 3.8
             ---------------                         ------------
hereto, with respect to the Business: (a) there is no unfair labor practice, complaint, charge or other matter pending or, to the Best Knowledge of Sellers, threatened before any governmental authority; (b) there is no labor strike, organizing effort, slow down, stoppage or other material labor difficulty pending against or involving Sellers or, to the Best Knowledge of Sellers, threatened; (c) no grievance nor any arbitration proceeding arising out of or under collective bargaining agreements is pending, and, to the Best Knowledge of Sellers, no claim therefore exists; and (d) there is no collective bargaining agreement. Within the past three (3) years, Sellers have not implemented any plant closing or layoff of employees associated with the Assets that required notices to be given under the Worker Adjustment and Retraining Notification Act of 1988, as amended, or any similar foreign, state or local law, regulation or ordinance (jointly, the "WARN Act"), and no such action will be implemented prior to the Closing without advance notification to Buyer.

         3.9 Litigation and Other Proceedings. Except as disclosed in
             --------------------------------
Schedule 3.9 annexed hereto, Sellers are not engaged in, a party to, subject
------------
to or, to the Best Knowledge of Sellers, threatened with any claim, legal or equitable action, or other proceeding (whether as plaintiff, defendant or otherwise and regardless of the forum or the nature of the opposing party) with respect to the Business or the Assets. Sellers have no reason to believe that any action or proceeding may be brought or threatened against the Business.

         3.10   Compliance with Laws
                --------------------

                (a) Except as set forth in Schedule 3.10(a) annexed hereto,
                                           ----------------
Sellers are conducting the Business in compliance with all applicable laws.

                (b) Permits. Except as set forth in Schedule 3.10(b) annexed
                    -------                         ----------------
hereto, Sellers hold all permits and franchises necessary to operate the Business as currently operated.

         3.11   Brokers and Commissions. Except as disclosed in Schedule 3.11
                -----------------------                         -------------
annexed hereto, no person, firm or corporation has asserted or is entitled to any commission or broker's or finder's fee in connection with the sale of the Assets or any of the other transactions contemplated by this Agreement.

         3.12   Absence of Changes. Since the date of the Latest Balance Sheet,
                ------------------
the Business has been conducted in the ordinary course consistent with past practices and there has not been:

                (a) any incurrence, assumption or guarantee by any Seller of any indebtedness other than in the ordinary course of business consistent with past practices;

                (b) any transaction or commitment made, or any contract or agreement entered into, by any Seller relating to the Assets or the Business, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement or the Other Agreements;

                (c) any change in any method of accounting or accounting practice by Sellers, except for any such change required by reason of a concurrent change in GAAP;

                (d) any (i) employment, bonus or wage or salary increase, deferred compensation, severance, retirement or other similar agreement entered into by any Seller with any employee that is employed in the Business (or any amendment to any such existing agreement), (ii) grant of any severance or termination pay by any Seller to any employee that is employed in the Business, (iii) change in compensation or other benefits payable by any Seller to any employee that is employed in the Business pursuant to any severance or retirement plans or policies thereof or otherwise, or (iv) any adoption or amendment of any employee benefit plan, program or arrangement (other than as required under applicable law);

                (e) any sale, assignment, transfer, lease, license or other encumbrance of any Intellectual Property, and, except with respect to other third parties interested in purchasing the Assets prior to May 3, 2004, any disclosure of any proprietary confidential information to any person (other than to Buyer and its Affiliates and other than in the ordinary course of business consistent with past practice in circumstances in which it has imposed reasonable confidentiality restrictions), or any abandonment of or lapse of any Intellectual Property;

                (f) cancellation or termination of any insurance policy maintained by or with respect to the Business;

                (g) any mortgage or pledge of any of the Assets or allowing them to become subject to any Lien;

                (h) any extraordinary losses or waiver of any rights of the Business (whether or not in the ordinary course of business or consistent with past practice) in excess of $25,000 in the aggregate;

                (i) any commitments for capital expenditures in respect of the Business that amount to more than $25,000 in the aggregate;

                (j) any delay or postponement of the payment of any accounts payable or commissions or any other liability or obligation relating to the Business, any agreement or negotiation with any party to extend the payment date of any such accounts payable or commissions or other liability or obligation or any acceleration of the collection of (or discount of) any accounts or notes receivable relating to the Business;

                (k) material changes in the manner in which the Business extends discounts or credits to customers or otherwise deals with customers;

                (l) any accounting method for Tax purposes adopted or changed, any amended Tax Return filed, any closing agreement or similar agreement with any Taxing authority consented to or entered into, any Tax claim consented to or settled or compromised or any position inconsistent with any past practice on any Tax Return taken;

                (m) any change in the method of recording unmatched receivers on the books and records of Sellers; or

                (n) any contract, agreement or understanding to do any of the foregoing.

         3.13   Inventory. All inventory reflected in the Latest Balance Sheet
                ---------
and all inventory acquired since the date of the Latest Balance Sheet (i) consist of merchandise of a quality and quantity usable and saleable in the ordinary course of business consistent with past practice, except to the extent of normal obsolescence or to the extent written down or reserved against in accordance with GAAP, and (ii) are or were fit for their intended purpose. The inventory is the property of Sellers, free and clear of any lien other than Permitted Encumbrances, has not been pledged as collateral, is not held on consignment from others and conforms in all respects to all standards applicable to such inventory or its use or sale imposed by any governmental or regulatory authorities or any warranty provided by Sellers. Except in the ordinary course of business consistent with past practices, since May 1, 2004, no inventory has been transferred, directly or indirectly, between any Excluded Location, Acquired Store or the Distribution Center.

         3.14   Suppliers. Schedule 3.14 sets forth the names and addresses
                ---------  -------------
of the ten (10) largest suppliers (in dollar volume) of the Business for the most recently-completed fiscal year and the total purchases from such suppliers made by the Business during such period. Since May 1, 2004, no supplier has ceased, reduced or changed its method of doing business with Sellers nor has any Seller received any notice or indication that any such supplier intends to cease, reduce or change its method of doing business with Sellers.

         3.15   Related Party Transactions. Except as set forth on
                --------------------------
Schedule 3.15 and except for compensation and payment of reimburseable
-------------
expenses incurred in the ordinary course of business consistent with past practices, no current or former Affiliate of Sellers is presently, or in the past three (3) years has been, (i) a party to any transaction or contract with Sellers or (ii) the direct or indirect owner of an interest in any person which is a present or potential competitor or supplier of the Business (other than non-affiliated holdings in publicly held companies).

         3.16   Accounts and Notes Payable and Unmatched Receivers. All
                --------------------------------------------------
accounts and notes payable and all unmatched receivers set forth in the Latest Balance Sheet (or arising thereafter) have arisen in the ordinary course of business and have been accurately and fairly reflected in the Latest Balance Sheet. All accounts and notes payable of Sellers are current and Sellers are paying their vendors in a timely manner. No Seller has altered its payment policies or practices since the date of the Latest Balance Sheet, except in the ordinary course of business or as set forth on
Schedule 3.16.
-------------

         3.17   Accounts and Notes Receivable. All notes and accounts
                -----------------------------
receivable of the Business are bona fide, arose in the ordinary course of business, are legal, valid and binding obligations of the respective debtors enforceable in accordance with their terms, are not subject to any counterclaim, setoff or defense and have been accurately and fairly reflected in the Latest Balance Sheet.

         3.18   Product Warranties, Defects and Liability. Each product sold or
                -----------------------------------------
delivered by Sellers relating to the Business has been in conformity, in all material respects, with all applicable federal, state, local or foreign laws and regulations, contractual commitments and express warranties, and Sellers do not have any liability for replacement or repair thereof or other damages in connection therewith, except in each case for liabilities reflected on the Latest Balance Sheet. No product sold or delivered by Seller relating to the Business is subject to any guaranty, warranty or other indemnity beyond their standard terms and conditions of sale for such products, all of which standard terms and conditions are disclosed in Schedule 3.18.
                                               -------------

         3.19   Environmental Matters. Except as set forth on Schedule 3.19,
                ---------------------                         -------------
with respect to the Business and the Assets:

                (a) Sellers have complied and are in compliance in all material respects with all Environmental Laws;

                (b) No Seller has received any written or oral notice, report or other information regarding any actual or alleged violation of, or any liabilities or potential liabilities arising under, any Environmental Laws;

                (c) Neither Sellers nor any of their respective predecessors or affiliates have treated, stored, disposed of, arranged for or permitted the disposal of, transported, handled, released, or exposed any person to, any substance, including without limitation any hazardous substance, or owned or operated any property or facility (and no such property or facility is contaminated by any such substance) in a manner that has given or would give rise to material liabilities, including any investigative, corrective or remedial obligations, pursuant to the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA") or any other Environmental Laws;

                (d) Neither Sellers nor any of their respective predecessors or affiliates have manufactured, sold, marketed, installed or distributed products or items containing asbestos, and Sellers have no material liabilities with respect to the presence of asbestos in any product or item or in, beneath or upon any building, structure or property.

                (e) Sellers have furnished to Buyer all environmental audits, reports and other material environmental documents relating to their or their affiliates' or predecessors' past or current properties, facilities or operations which are in their possession or under their reasonable control.

                (f) For purposes of this Agreement, "Environmental Laws" shall mean all federal, state, local and foreign statutes, regulations, ordinances and similar provisions having the force or effect of law, any judicial and administrative orders and determinations, and any common law, concerning public health and safety, worker health and safety, and pollution or protection of the environment, as such of the foregoing are enacted or in effect, prior to or on the Closing Date.

                                 ARTICLE 4
                                 ---------

                   REPRESENTATIONS AND WARRANTIES OF BUYER
                   ---------------------------------------

         Buyer hereby represents and warrants to Sellers as follows:

         4.1    Status of Buyer.
                ---------------

                (a) Organization. Buyer is a duly organized corporation,
                    ------------
entitled to conduct business and validly existing in good standing under the laws of the State of Delaware.

                (b) Authorization.
                    -------------

                    (i) Buyer has the right, power and authority to enter into this Agreement and each Other Agreement and to consummate the purchase of the Assets and the other transactions contemplated by, and otherwise to comply with and perform its obligations under, this Agreement and the Other Agreements;

                    (ii) The execution and delivery by Buyer of this Agreement and the Other Agreements, and the consummation by Buyer of the purchase of the Assets and the other transactions contemplated by, and other compliance with and performance of its obligations under, this Agreement and the Other Agreements have been duly authorized by all necessary corporate action on the part of Buyer in compliance with its governing documents (including its articles of incorporation and bylaws (as amended)) and applicable law; and

                    (iii) This Agreement and the Other Agreements to which Buyer is a party constitute the valid and binding agreements of Buyer that are enforceable against Buyer in accordance with their respective terms, except to the extent that such enforceability may be limited by (A) the effect of any applicable bankruptcy, insolvency, reorganization, moratorium, rehabilitation or similar laws relating to the enforceability of creditors' rights generally, (B) the availability of the remedies of specific performance or injunctive relief, which may be subject to the discretion of the court before which any proceeding for such remedies may be brought, and
(C) the exercise by the court of its discretion in invoking general principles of equity.

                (c) Absence of Violations or Conflicts. Except as disclosed
                    ----------------------------------
in Schedule 4.1(c) annexed hereto, the execution and delivery by Buyer of
   ---------------
this Agreement and the Other Agreements and the consummation by Buyer of the purchase of the Assets and the other transactions contemplated by, or other compliance with or performance under, this Agreement and the Other Agreements, do not and will not with the passage of time or giving of notice or both, constitute a violation of, be in conflict with, constitute a default or require any payment under, permit a termination of, require any consent under, or result in the creation or imposition of any lien, encumbrance or other adverse claim or interest upon any properties of Buyer under (i) any contract, agreement, commitment, undertaking or understanding to which Buyer is a party or to which it or any of its assets or properties are subject or bound, (ii) any judgment, decree or order of any governmental or regulatory authority to which Buyer or any of its properties are subject or bound, (iii) to the knowledge of Buyer, any applicable law, or (iv) any governing documents (including its articles of incorporation and bylaws (as amended)).

                (d) No Governmental Consents Required. Except as set forth
                    ---------------------------------
in Schedule 4.1(d) annexed hereto, no consent, approval, order or
   ---------------
authorization of, or registration, declaration or filing with, any governmental or regulatory authority on the part of Buyer is required in connection with its execution or delivery of this Agreement or the Other Agreements or the consummation of the purchase of the Assets and the other transactions contemplated by, or other compliance with or performance under, this Agreement or the Other Agreements by Buyer.

         4.2    Brokers and Commissions. Except as set forth in Schedule 4.3
                -----------------------                         ------------
annexed hereto, no person, firm or corporation has asserted or is entitled to any commission or broker's or finder's fee in connection with the sale of the Assets or any of the other transactions contemplated by this Agreement by reason of any act or omission of Buyer.

                                 ARTICLE 5
                                 ---------

                          CLOSING AND CLOSING DATE
                          ------------------------

         5.1    Closing. The closing ("Closing") of the sale of Assets and
                -------
other transactions contemplated by this Agreement shall take place at the offices of Kirkland & Ellis LLP, 153 East 53rd Street, New York, New York 10022 commencing at 9:00 a.m., local time, on July 30, 2004 or on another date mutually agreed upon by Buyer and Sellers, but in no event later than August 31, 2004 (the "Closing Date"). The Closing shall be deemed to have occurred and to be effective as among the parties as of 11:59 p.m. on the Closing Date (the "Effective Time").

         5.2    Simultaneous Closing. All actions taken at the Closing shall
                --------------------
be deemed to be performed simultaneously and the Closing shall not be deemed to have occurred until all required actions of the parties pursuant to this Agreement have been performed. The parties shall deliver such additional documents and take such additional actions as may reasonably be deemed necessary to complete the transactions contemplated by this Agreement and the Other Agreements.

                                 ARTICLE 6
                                 ---------

                            COVENANTS OF SELLERS
                            --------------------

         6.1    Conduct of Business by Sellers. From the date hereof to the
                ------------------------------
Closing Date, except for transactions which are expressly approved in writing by Buyer, Sellers shall refrain from:

                (a) Subjecting any of the Assets, tangible or intangible, to any lien, encumbrance, security interest or other claim of any kind, except for any Permitted Encumbrances;

                (b) Except for sales of inventory in the ordinary course of business consistent with past practices, selling, assigning, transferring, licensing or otherwise disposing of any of the Assets, or taking any action that could reasonably be expected to result in the lapse, loss or abandonment of the Intellectual Property;

                (c) Except in the ordinary course of business consistent with past practices, no inventory shall be transferred, directly or indirectly, between any Excluded Location, Acquired Store or the Distribution Center;

                (d) With respect to any of the following constituting an Asset or Assumed Liability, modifying, amending, altering or terminating (whether by written or oral agreement, or any manner of action or inaction) any of the Real Property Leases, Excluded Location Leases (except as mutually agreed between Sellers and Buyer), Personal Property Leases, Debt Instruments, Intellectual Property Licenses, Employee Plans, Contracts or Insurance Policies, or entering into any such arrangement which is outside of the ordinary course of business or which involves the payment or receipt by Sellers of an amount in excess of $25,000;

                (e) Voluntarily incurring or permitting to be incurred any obligation or other liability constituting Assumed Liabilities outside the ordinary course of business or voluntarily canceling, prepaying, settling, waiving, compromising or otherwise providing for a complete or partial discharge in advance of any scheduled payment date with respect to, or waiving any right under, any liability, litigation or obligation owing to Sellers in connection with the Business;

                (f) Increasing the compensation payable or to become payable to any employee that is employed in the Business, except for increases in the ordinary course of business consistent with past practice, or entering into or altering any collective bargaining, employment, retention, severance, change in control, consulting or service or other similar agreement, except in the ordinary course of business, or entering into any retention agreements or agreements for enhanced or extraordinary severance or change in control benefits, with any employee that is employed in the Business;

                (g) Making or changing any election with respect to Taxes relating to the Assets; or

                (h) Any write-down or write-up of the value of any inventory, or any material write-off of any accounts receivable or notes receivable.

         6.2    Affirmative Covenants Relating to Sellers. From the date
                -----------------------------------------
hereof to the Closing Date, Sellers shall use their reasonable best efforts to:

                (a) Maintain Sellers' property and liability insurance with respect to the Assets and the Business in amounts and with coverage at least as great as the amounts and coverage in effect on the date of this Agreement;

                (b) Maintain, consistent with past practice, the Assets in good repair, order and condition, reasonable wear and tear excepted, and preserve Sellers' possession and control of all of the Assets;

                (c) Keep in faithful service the key officers and professional staff primarily employed in the Business to preserve the goodwill of those having business relations with the Business, except that this Section 6.2(c) shall not prevent, preclude or prohibit Sellers from terminating the employment of any officer or professional staff in the reasonable exercise of Sellers' business judgment;

                (d) Maintain the books, accounts and records of the Business in a manner consistent with past practice;

                (e) Comply with all applicable laws relating to the conduct of the Business, and conduct the Business obligations in such a manner so that on the Closing Date the representations and warranties contained in this Agreement shall be true as though such representations and warranties were made on and as of such date, except for changes permitted or contemplated by the terms of this Agreement;

                (f) Provide Buyer with prompt written notice of any event, occurrence or circumstance which could reasonably be expected to have a material adverse effect on the Business or Assets, or cause any representation to be untrue in any respect;

                (g) Operate the Business only in the ordinary course so as to preserve Sellers' business organization intact, including the goodwill of their suppliers, customers and others having business relations with the Business; and

                (h) Make any capital expenditures necessary for the continued ordinary course conduct of the Business.

         6.3    Access Before Closing. From the date of this Agreement through
                ---------------------
the Closing Date, Sellers will permit Buyer and its representatives and financing sources reasonable access on reasonable notice during normal business hours to the Real Property Leases (and to the Acquired Stores), the Excluded Location Leases (and the Excluded Locations), the Personal Property and relevant Personal Property Leases, Contracts, personnel, books and records, and commitments of the Business, including the right to make copies of such Real Property Leases and Personal Property Leases (collectively, the "Leases"), Contracts, books and records and commitments. In the event that any record or other information requested by Buyer is subject to a confidentiality agreement with a third party, attorney-client privilege, or other legal restriction or privilege, Sellers and Buyer will endeavor to find means of disclosing as much information as practicable that is needed by Buyer to prepare for the transfer of the Assets and the Business, but Sellers will not be obligated to breach such restriction or privilege. Buyer shall return all copies of such Leases, Contracts, books and records, and commitments promptly upon the request of Sellers if for any reason the Closing does not occur. All requests for access pursuant to this Section 6.3 shall be directed to an executive officer or officers of Sellers designated by Sellers. No investigation by Buyer shall limit or diminish Buyer's right to rely on Seller's representations and warranties hereunder.

         6.4    Consents and Closing Conditions. Sellers shall use best efforts,
                -------------------------------
and will cooperate with Buyer: (a) to obtain such consents, approvals, authorizations and waivers from third parties, including from any landlord under any Real Property Lease and any Excluded Location Lease (as mutually agreed between Sellers and Buyer), and to take such other actions as may be required in order to fulfill the closing conditions which are within Sellers' control; (b) to cause the representations and warranties of Sellers in Article 3 to be true and correct on and as of the Closing Date; and (c) to provide Buyer with all other information or assistance reasonably requested by Buyer to bring about the consummation of the transactions contemplated in this Agreement and the Other Agreements. Sellers shall cooperate with Buyer in Buyer's efforts to obtain the permits for each of the Acquired Stores, in each case to be issued to Buyer by the appropriate governmental or regulatory authorities.
Other than with respect to the aforementioned permits, if any such consent contemplated by this Section 6.4 cannot be obtained, then at the request of Buyer Sellers shall cooperate in any commercially reasonable arrangement designed to obtain for Buyer the material benefits, privileges and obligations of the applicable contract. Notwithstanding anything to the contrary contained herein, (A) all costs and expenses contemplated by the Real Property Leases in connection with obtaining the consents of the landlords under the Real Property Leases (regardless of whether such consents are obtained prior to or after the Closing Date) shall be borne solely by Sellers, and (B) all costs and expenses associated with obtaining the permits for each of the Acquired Stores shall be borne solely by Buyer.

         6.5    Non-Compete; Non-Solicitation.
                -----------------------------

                (a) Subject only to the exceptions expressly set forth in
Section 6.5(b), Sellers and their Affiliates shall not, for a period of five
(5) years after the Closing Date, directly or indirectly, whether independently or in association with another entity: (i) engage in the Business, (ii) own any equity or other ownership interest in any entity which is engaged in the Business, or (iii) otherwise participate in, manage, control, operate or finance any entity who is engaged in the Business, in each case, in any geographic area in which Sellers conduct the Business as of the Closing Date. For purposes of this Section 6.5(a), "participate" includes any direct or indirect interest in any enterprise, whether as a stockholder, partner, joint venturer or otherwise or rendering any direct or indirect service or assistance (including as a creditor for money borrowed) to any entity or person. Sellers and each of their Affiliates agree that this covenant is reasonably designed to protect Buyer's substantial investment in the Business and is reasonable with respect to its duration, geographical area and scope.

                (b) Notwithstanding anything set forth in Section 6.5(a), nothing herein shall prohibit the Sellers or any of their Affiliates from
(i) investing in stocks, bonds or other securities of any publicly traded entity (but without otherwise participating in the business of such entity) which engages in the Business; provided, that such investment in any class
                               --------
of securities of such entity does not exceed five percent (5%) of the outstanding shares or principal amount of such class; or (ii) continuing to engage in the business operations and services (other than the Business) existing as of the date of this Agreement by Angelica and its Affiliates who are not Sellers under this Agreement, including laundry services and the related sales and rentals of linens and apparel to Angelica's or its Affiliates' laundry customers.

                (c) For a period of five (5) years after the Closing Date, none of the Seller nor any of their Affiliates will intentionally induce or attempt to induce any customer, supplier or other business relation of the Business to cease doing business with the Business or materially reduce the amount of such business.

                (d) For a period of five (5) years after the Closing Date, none of the Sellers nor any of their Affiliates will directly or indirectly solicit the employment of any Hired Employee, provided that the foregoing
                                              --------
shall not prohibit any general solicitation or advertising activities not targeted to any such Hired Employee nor apply to any individual whose employment is terminated by Buyer.

                (e) Sellers acknowledge that the restrictions on its activities and those of its Affiliates under this Section constitute a material inducement to Buyer's entering into and performing this Agreement, further acknowledge, stipulate and agree that a breach of any of the obligations and agreements set forth in this Section will result in irreparable harm and continuing damage to Buyer for which there will be no adequate remedy at law and further agrees that in the event of any breach of said obligations and agreements, Buyer and its successors and assigns will be entitled to injunctive relief and to such other relief as is proper under the circumstances.

         6.6    Exclusivity. Until the date of termination of this Agreement
                -----------
pursuant to Article 14 hereof, no Seller, any of its respective Affiliates or any of their respective officers, employees or representatives (together, the "Group") shall (i) initiate, solicit, entertain, negotiate, accept or discuss, directly or indirectly, any proposal or offer from any person to acquire all or any significant part of the Business, whether by merger, purchase of stock, purchase of assets or otherwise, or (ii) provide any non-public information to any third party in connection therewith or enter into any agreement, arrangement or understanding requiring the abandonment, termination or failure to consummate the sale of the Assets to Buyer. Sellers shall (i) promptly notify Buyer if any member of the Group receives any indication of interest, request for information or offer with respect to any proposed acquisition of all or any portion of the Business, (ii) communicate to Buyer in reasonable detail the terms of any such indication, request or proposal, and (iii) provide Buyer with copies of all written communications relating to any such indication, request or proposal. Sellers jointly and severally represent and warrant to Buyer that no member of the Group is party to or bound by any agreement with respect to a proposed acquisition of all or any portion of the Business, other than this Agreement.

         6.7    Use of Excluded Names and Logos. For a period of one (1) year
                -------------------------------
from the Closing Date, and solely with respect to any Assets (including, without limitation, inventory, signage, and purchase order forms) acquired by Buyer pursuant to this Agreement, Sellers hereby grant to Buyer a royalty-free license to use the Excluded Names and Logos with respect to such Assets.

         6.8    Winddown of Excluded Locations. From the date hereof until the
                ------------------------------
Closing, Sellers shall not engage in any activities associated with a winddown of any of the Excluded Locations, including, without limitation, liquidation sales. At the Closing, unless otherwise consented to by Buyer in writing, Sellers shall cease all activities conducted at the Excluded Locations and shall close the Excluded Locations. If any Excluded Location is closed prior to the Closing, then Sellers shall deliver the inventory located at such Excluded Location to a destination specified by Buyer and Sellers shall pay all reasonable costs and expenses associated with delivering the inventory to such specified destination. If any Excluded Location is not closed prior to the Closing, then Buyer shall remove any inventory located at such Excluded Location within 30 days after the Closing Date, and all reasonable costs and expenses associated with delivering the inventory to a destination specified by Buyer shall be paid one-half by Sellers and one-half by Buyer; provided, that Sellers shall coordinate with
                               --------
Buyer in connection with the removal of such inventory and ensure that Buyer has access to such Excluded Locations (including, without limitation, payment by Sellers of rent at such Excluded Locations for a certain period of time after the Closing Date).

         6.9    Obligations of Sellers. Angelica shall cause Life
                ----------------------
Uniform and each of the Operating Subsidiaries to promptly perform, observe and fulfill each of their respective obligations under this Agreement and the Other Agreements.

                                 ARTICLE 7
                                 ---------

                             COVENANTS OF BUYER
                             ------------------

         7.1    Consents and Closing Conditions. Buyer shall use commercially
                -------------------------------
reasonable efforts and will cooperate with Sellers (a) to obtain such consents, approvals, authorizations and waivers from third parties, including any landlord under any Real Property Lease, and to take such other actions as may be required in order to fulfill the closing conditions which are within its control; provided, however, that it is understood that such efforts shall not require Buyer to offer or grant financial accommodations to any third party or to become liable with respect to any Excluded Liability, (b) to cause the representations and warranties of Buyer in Article 4 to be true and correct on and as of the Closing Date, and (c) to provide Sellers with all other information or assistance reasonably requested by Sellers to bring about the consummation of the transactions contemplated in this Agreement and the Other Agreements.

         7.2    Bulk Transfer Compliance. Buyer and Sellers hereby waive
                ------------------------
compliance by such parties with the bulk sales and any other similar laws in any applicable jurisdiction with respect to the transactions contemplated by this Agreement.

                                 ARTICLE 8
                                 ---------

                              EMPLOYEE MATTERS
                              ----------------

         8.1    Obligations Concerning Employment.
                ---------------------------------

                (a) Buyer shall offer to hire at the Closing each of the
active employees of Sellers and such other inactive employees as required by law, whether employed at the Acquired Stores, the Life Uniform Headquarters
or the Life Uniform IT Center, whose primary duties and responsibilities are with respect to the Business, in such position and for such base salary as are comparable to the position and the compensation that each such employee holds and performs in the Business as of the Closing Date. Each such employee, his or her position and base salary are set forth on Schedule 8.1(a).
                                                               ---------------
For purposes of this Section 8.1(a), employees whose primary duties
                     --------------
and responsibilities are with respect to the Business shall include those persons whose primary duties and responsibilities are with respect to the Business but who are temporarily absent due to vacation or other routine matters in compliance with law or the policies of Sellers pertaining to employee matters. Schedule 8.1(a) shall be adjusted by Sellers as of the
                  ---------------
Closing Date to reflect changes in the employees whose primary duties and responsibilities are with respect to the Business and Buyer agrees to offer to hire the persons added to the adjusted Schedule 8.1(a).
                                          ---------------

                (b) Buyer shall hire at the Closing the employees listed on
Schedule 8.1(a) who elect to accept employment with Buyer ("Hired
---------------
Employees") and shall continue to employ the Hired Employees in the Business for a period of not less than ninety (90) days following the

Closing Date unless Buyer sooner terminates the employment of any Hired Employee for good cause or any Hired Employee voluntarily terminates his or her employment. Following the Closing, Sellers shall transfer to Buyer, upon Buyer's request, copies of employment records relating to the Hired Employees that are under Sellers' control, subject to the requirements of
Section 1.2(i) of this Agreement. Buyer shall be fully responsible for providing or paying for any unemployment compensation or any other unemployment benefits payable to a Hired Employee whose employment Buyer terminates.

                (c) Buyer shall provide the severance benefits set forth on
Schedule 8.1(c) annexed hereto to each Hired Employee who is terminated by
---------------
Buyer prior to the 90th day following the Closing Date.

         8.2    Health and Other Employee Benefits.
                ----------------------------------

                (a) Buyer shall provide the Hired Employees with a program of health and welfare benefits, including vacation, personal days and paid sick leave, that are made available to Buyer's employees generally (the "Buyer Plans"); provided, however, that such benefits shall be immediately available to the Hired Employees as of the Closing Date who were then participants of and entitled to receive benefits under similar Employee Plans in effect for Sellers' employees as of the Closing Date, without any waiting periods or limitation for preexisting conditions other than such waiting periods and limitations for preexisting conditions that applied to Hired Employees immediately prior to the Closing Date; provided, however, that Buyer's Plans may require Hired Employees to return to active employment before becoming eligible for coverage. If any Hired Employee is disabled as of the Closing Date, he or she will remain eligible for benefits under Sellers disability plans (in accordance with the terms of each such plan) and Buyer's disability plan will not provide coverage to such Hired Employee unless he or she returns to active employment. Buyer shall assume the obligation to provide paid vacation to Hired Employees (to the extent accrued and taken into account in determining Closing Working Capital), except to the extent that Sellers deem vacation must be paid out to Hired Employees in accordance with applicable state law as a result of such employees' termination of employment as of the Closing Date, in which case Seller shall pay each such Hired Employee a cash lump sum as soon as reasonably practicable on or after the Closing Date equal to such employee's accrued vacation.

                (b) Each Buyer Plan which provides medical or dental benefits (a "Buyer Medical Plan") shall give credit to each Hired Employee for any deductibles and out-of-pocket expenses paid during the current plan year by such Hired Employee under Sellers' applicable medical and dental Plans (hereinafter collectively referred to as the "Sellers Medical Plans"). Buyer shall grant to each Hired Employee who was not a participant in the Sellers Medical Plans as of the Closing Date credit for his or her prior service as an employee of Sellers for purposes of satisfying any waiting period in the Buyer Medical Plans with respect to the eligibility of participants.

                (c) Buyer shall be responsible for medical and dental expenses incurred on or after the Closing Date by a Hired Employee and/or by his covered dependents who are enrolled in the Buyer Medical Plan. Sellers shall be responsible for medical and dental expenses incurred on or prior to the Closing Date by a Hired Employee and/or his covered dependents. If a Hired

Employee or a covered dependent of a Hired Employee enrolled in the Sellers Medical Plans is hospitalized on the Closing Date, the Sellers Medical Plans shall pay the covered hospital expenses of such person until he or she is discharged from the hospital, to the extent coverage is provided under the terms of the Sellers Medical Plans.

                (d) Buyer acknowledges that Buyer is a successor employer with respect to Hired Employees for purposes of Section 601 et seq. of
                                                            -- ---
ERISA, Hired Employees will not, as a result of the transactions contemplated by this Agreement, be deemed to have a termination of employment for purposes of such section, and that any notices or coverages required to be given or made available to any Hired Employee pursuant to such section ("COBRA Coverage") shall be given or made exclusively by Buyer. Buyer shall indemnify and hold Sellers harmless from and against all losses incurred, paid or required under penalty of law to be paid by Sellers for COBRA Coverage required to be provided by Buyer pursuant to the preceding sentence: (a) resulting from any compliance obligation under Buyer's medical and dental plans, or (b) resulting from any claims made by the Hired Employees under Buyer's medical or dental plans, including without limitation claims for health care or other benefit coverage. Buyer shall be responsible for compliance with all requirements under Section 4980B of the Code and Section 601 et seq. of ERISA with respect to any (a) Hired Employee or (b) family member of such Hired Employee, in each case who becomes a qualified beneficiary within the meaning of Section 4980B(g)(1) of the Code as a result of any "qualifying event" within the meaning of Section 4980B(f)(3) of the Code which occurs after the Closing Date. Sellers shall retain all liability and obligation and shall indemnify and hold Buyer harmless from and against all losses incurred, paid or required under penalty of law to be paid by Buyer for medical continuation coverage required under Section 4980B of the Code and Section 601 et seq. of ERISA:
(a) resulting from any compliance obligation under Seller's Employee Plans, or (b) resulting from any claims made by the Hired Employees under Seller's Employee Plans, including without limitation claims for health care or other benefit coverage. Sellers shall be responsible for compliance with all requirements under Section 4980B of the Code and Section 601 et seq. of ERISA with respect to any current or former employees of the Business (other than Hired Employees) or any family member of such employees, in each case who becomes a qualified beneficiary within the meaning of Section 4980B(g)(1) of the Code as a result of any "qualifying event" within the meaning of Section 4980B(f)(3) of the Code which occurs on or prior to the Closing Date.

         8.3    Service Credit. For purposes of vesting, participation (but
                --------------
not benefit accrual under a defined benefit plan), eligibility (including for optional forms of benefits or early retirement or disability retirement under any pension or retirement plan of Buyer), and matching contribution benefits, if any, Buyer shall, with respect to each benefit required to be provided under the terms of this Article 8, credit each Hired Employee with all service credited to the Hired Employee under each Sellers' corresponding plan, policy, program, or arrangement applicable to such Hired Employee as of the Closing Date.

         8.4    WARN Act Liability. Buyer acknowledges and agrees that as of
                ------------------
the Closing Date, Buyer is considered for purposes of the Worker Adjustment and Retraining Notification Act ("WARN Act") the employer of the Hired Employees and that Buyer, and not Sellers, shall thereafter be responsible for complying with the WARN Act with respect to the Hired Employees. Prior to and on the Closing Date, none of the Hired Employees shall be, nor shall they be deemed to be, terminated as a result of the transactions contemplated by this Agreement. Buyer shall indemnify and hold Sellers harmless from and against all losses incurred, paid or required under penalty of law to be paid by Sellers resulting from any compliance obligations of Buyer, including without limitation the obligation to give notice or pay money, under the WARN Act with respect to the termination of any Hired Employee after the Closing Date.

         8.5    Employment Taxes. Buyer acknowledges and agrees that, for
                ----------------
FICA and FUTA tax purposes, Buyer qualifies as a successor employer with respect to the Hired Employees. In connection with the foregoing, the parties agree to follow the "Alternative Procedures" set forth in Section 5 of Revenue Procedure 96-60, 1996-2-C.B.399. In connection with the application of the "Alternative Procedures," (a) Sellers and Buyer each shall report on a predecessor-successor basis as set forth in such Revenue Procedure, (b) Sellers shall be relieved from furnishing Forms W-2 to the Hired Employees, and (c) Buyer shall assume the obligations of Sellers to furnish such Forms W-2 to such Hired Employees for the full calendar year in which the Closing Date occurs, and (d) Sellers shall provide Buyer with all information required to fulfill its obligations under this Section 8.5.

         8.6    Employee Benefits. Sellers shall allow each Hired Employee
                -----------------
to rollover their account balances (including plan loans) under Sellers' 401(k) plan(s) to a tax qualified plan that the Hired Employee elects within 90 days after the Closing Date. Sellers agree not to place into default any plan loans of Hired Employees prior to such transfers described in the preceding sentence. As of the Closing Date, Sellers shall transfer cash to Buyer equal to the Hired Employees' net account balance in Seller's medical-care and dependent-care flexible spending accounts.

                                 ARTICLE 9
                                 ---------

                                TAX MATTERS
                                -----------

         9.1    Payment of Taxes. Sellers shall timely pay, before the same
                ----------------
shall become delinquent and before interest and penalties accrue thereon, all Taxes (a) shown (or required to be shown) on any Return (or amendment thereto) filed (or required to be filed) by Sellers on or prior to the Closing Date, or (b) that become due from or payable by Sellers on or before the Closing Date. All sales and transfer taxes, deed taxes, conveyance fees, recording charges and similar taxes, fees and charges imposed as a result of the sale or transfer of the Leased Real Property to Buyer (collectively, the "Transfer Taxes"), together with any interest, penalties or additions to such Transfer Taxes shall be paid one-half by Buyer and one-half by Sellers. Sellers and Buyer shall cooperate in timely making all filings, returns, reports and forms as necessary or appropriate to comply with the provisions of all applicable laws in connection with the payment of such Transfer Taxes, and shall cooperate in good faith to minimize, to the fullest extent possible under such laws, the amount of any such Transfer Taxes payable in connection therewith.

         9.2    Cooperation and Records Retention. From time to time, Sellers
                ---------------------------------
and Buyer shall provide, and shall cause their respective accountants and other representatives to provide, to each other on a timely basis, the information that they or their accountants or other representatives have within their control and that may be reasonably necessary in connection with the preparation of any Return or the examination by any taxing authority or other administrative or judicial proceeding relating to any Return. Sellers and Buyer shall retain or cause to be retained, until the applicable statutes of limitations (including any extensions and carryovers) have expired, copies of all Returns for all tax periods beginning before the Closing Date, together with supporting work schedules and other records or information that may be relevant to such Returns.

         9.3    Tax Elections. No new elections with respect to Taxes, or any
                -------------
changes in current elections with respect to Taxes, affecting the Assets shall be made by Sellers after the date of this Agreement without the prior written consent of Buyer.

                                 ARTICLE 10
                                 ----------

                      LICENSE OF LIFE UNIFORM IT CENTER
                      ---------------------------------

         10.1   Term of IT Center Access Period. For the period (the "IT
                -------------------------------
Center Access Period") beginning on the Closing Date and ending on October 31, 2004, Angelica shall grant Buyer a license to access and use the Life Uniform IT Center for transacting the Business. Buyer agrees to pay to Angelica a license fee of $1,300 per month, or an amount pro rated for the number of days in the calendar month in which the Closing Date shall occur in the event that the Closing Date does not occur on the first day of a month. The license fee for the portion of the month in which the Closing occurs shall be payable on the Closing Date and thereafter it shall be payable in advance on the first day of the month for each month for which the license remains operative.

         10.2   Extent of Buyer's Access to Life Uniform IT Center. The parties
                --------------------------------------------------
acknowledge that the Life Uniform IT Center is made available for use by Buyer on an "as is" basis, and that neither Angelica nor Buyer has any obligation by virtue of this Agreement to improve or modify the Life Uniform
IT Center. Buyer shall comply with all rules, regulations and security procedures applicable to Angelica generally on the Closing Date at the Life Uniform IT Center, and will cause Buyer's employees and invitees to comply with such rules, regulations and procedures.

         10.3   Insurance on Life Uniform IT Center; Liability for Personal
                -----------------------------------------------------------
Injury or Property Damage.
-------------------------

                (a) During the IT Center Access Period, Buyer agrees to maintain at its expense comprehensive general liability insurance, including contractual liability, to be in the amount of at least $1,000,000 in the aggregate per occurrence for bodily injury and at least $1,000,000 per occurrence for property damage occurring upon, on or about the Life Uniform IT Center. Said insurance will (i) be in Best A+ or A rated companies, (ii) name Angelica as an additional insured for the full amounts herein required,
(iii) not be cancelled or amended without thirty (30) days prior notice to Angelica, (iv) include an express waiver of subrogation by the insurance company against Angelica provided that such waiver shall not require the payment of an additional premium, and (v) not be invalidated should the insured waive in writing, prior to a loss, any or all rights of recovery against any other party for losses covered by such parties. If requested by Angelica, Buyer will deliver the certificate of insurance for such policies.

                (b) During the IT Center Access Period, Buyer shall be liable solely for any and all losses or damages (including, without limitation, judgments and settlements) due to personal injury or property damage at the Life Uniform IT Center arising out of actions or omissions to act by Buyer or its employees, contractors, agents or other representatives and Sellers shall indemnify Buyer for any and all other losses or damages relating to or concerning the Life Uniform IT Center, which indemnity obligation shall not be subject to Section 15.2. The liability of Buyer pursuant to this Section 10.3(b) shall only be the excess of such losses or damages above the insurance coverage that Buyer is required to maintain pursuant to Section 10.3(a) or any other applicable insurance coverage on the Life Uniform IT Center.

                (c) Sellers shall (i) on behalf and at the request of Buyer, promptly enforce Sellers' right as tenant under the lease for the Life Uniform IT Center and (ii) perform its obligations thereunder as tenant which are not assigned to and assumed by Buyer.

                                 ARTICLE 11
                                 ----------

                        BUYER'S CONDITIONS TO CLOSING
                        -----------------------------

         The obligations of Buyer to consummate the purchase of Assets, the assumption of the Lease Obligations and Assumed Liabilities, and the other transactions contemplated by this Agreement shall be subject to the fulfillment to Buyer's reasonable satisfaction of each of the following conditions:

         11.1   Continued Truth of Warranties. The representations and
                -----------------------------
warranties of Sellers herein contained shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date.

         11.2   Performance of Covenants. Sellers shall have performed in all
                ------------------------
material respects all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by Sellers on or prior to the Closing Date.

         11.3   Material Adverse Effect. There shall have been no event,
                -----------------------
occurrence or circumstance from the date of this Agreement through the Closing Date that has had or could reasonably be expected to have a Material Adverse Effect.

         11.4   Permits and Consents. Sellers shall have secured all
                --------------------
appropriate orders, consents, approvals and clearances to be obtained by Sellers (subject to Section 6.4 hereof, other than the consents or approvals of landlords under the Real Property Leases) in form and substance reasonably satisfactory to Buyer, by and from all governmental or regulatory authorities or third parties, whose order, consent and approval or clearance is required by applicable law for the consummation of the sale of the Assets and the other transactions herein contemplated.

         11.5   No Litigation. There shall not be any litigation or proceeding
                -------------
pending or threatened (including, without limitation, any litigation or proceeding arising under the antitrust, competition, trade or securities laws) to restrain or invalidate the sale and purchase of the Assets, the assumption of the Assumed Liabilities or the other transactions contemplated by this Agreement.

         11.6   Non-Foreign Affidavit. Each Seller shall have delivered to
                ---------------------
Buyer a non-foreign affidavit, dated as of the Closing Date, sworn under penalty of perjury and in form and substance required under Treasury Regulations issued pursuant to Section 1145 of the Code, stating that such Seller is not a "foreign person" as defined in Section 1145 of the Code.

         11.7   Authorization. All corporate action necessary to authorize the
                -------------
execution, delivery and performance by Sellers of this Agreement, and the consummation of the transactions contemplated hereby, shall have been duly and validly taken by Sellers and Sellers shall have furnished Buyer with copies of all applicable resolutions adopted by the respective Boards of Directors of Sellers certified by the respective Secretary or Assistant Secretary.

         11.8   Closing Documents. Sellers shall have delivered all documents
                -----------------
required to be delivered by Sellers at Closing, as more specifically set forth in this Agreement, in each case in form and substance reasonably satisfactory to Buyer.

                                 ARTICLE 12
                                 ----------

                       SELLERS' CONDITIONS TO CLOSING
                       ------------------------------

         The obligations of Sellers to consummate the sale of the Assets and the other transactions contemplated by this Agreement shall be subject to the fulfillment to Sellers' reasonable satisfaction of the following conditions:

         12.1   Continued Truth of Warranties. The representations and
                -----------------------------
warranties of Buyer herein contained shall be true and correct in all material respects as of the date hereof and as of the Closing Date.

         12.2   Performance of Covenants. Buyer shall have performed in all
                ------------------------
material respects all covenants and obligations and complied with all conditions required by this Agreement to be performed or complied with by Buyer on or prior to the Closing Date.

         12.3   No Litigation. There shall not be any litigation or proceeding
                -------------
pending or threatened (including, without limitation, any litigation or proceeding arising under the antitrust, competition, trade or securities laws) to restrain or invalidate the sale and purchase of the Assets, the assumption of the Assumed Liabilities or the other transactions contemplated by this Agreement.

         12.4   Closing Documents. Buyer shall have delivered all documents
                -----------------
required to be delivered by Buyer at Closing, as more specifically set forth in this Agreement, in each case in form and substance satisfactory to Sellers.

         12.5   Board Approval. This Agreement shall have been approved by
                --------------
Angelica's Board of Directors; provided, that Angelica must have obtained
                               --------
such approval on or before July 13, 2004.

                                 ARTICLE 13
                                 ----------

                           DELIVERIES AT CLOSING
                           ---------------------

         13.1   Closing Deliveries by Sellers. At the Closing, Sellers shall:
                -----------------------------

                (a) Execute and deliver to Buyer any and all instruments of sale, assignment and transfer and other documents reasonably requested by Buyer in order to effect the transfer of the Assets to Buyer, to effect the assumption of the Assumed Liabilities by Buyer or otherwise to facilitate the transactions contemplated hereby, such instruments to include, but not be limited to:

                    (i) assignment and assumption agreements with respect to the Real Property Leases, Personal Property Leases, the Other Assumed Leases and Contracts of Sellers to be acquired by Buyer hereunder, in form reasonably satisfactory to Buyer and Sellers;

                    (ii) any consent or approval received by Sellers from any landlords relating to the assignment of the Real Property Leases and the Other Assumed Leases to be acquired by Buyer;

                    (iii) estoppel certificates with respect to Life Uniform Headquarters and the Life Uniform IT Center Real Property Leases, dated no more than thirty (30) days prior to the Closing Date, from the other party to such Real Property Leases, in form and substance reasonably satisfactory to Buyer;

                    (iv) non-disturbance agreements with respect to the Life Uniform Headquarters and the Life Uniform IT Center Real Property Leases in form and substance reasonably satisfactory to Buyer from each lender encumbering any real property underlying the Leased Real Property for such Real Property Leases;

                    (v) assignments of the Intellectual Property, in recordable form reasonably acceptable to Buyer;

                    (vi) duly endorsed certificates of title to vehicles included within the Personal Property of Sellers, together with any appropriate affidavit with respect to the sale price thereof or the odometer reading of such vehicle;

                    (vii) assignment and assumption agreements with respect to any other liabilities of Sellers falling within the definition of Assumed Liabilities in Section 2.2 of this Agreement;

                    (viii) a blanket bill of sale and assignment covering all other Assets not identified above, conveying good and marketable title to such Assets to Buyer and containing "further assurances" language obligating Sellers to execute other appropriate instruments after the Closing in order to confirm Buyer's title to and possession of the Assets; and

                    (ix) a legal opinion from Thompson Coburn LLP, counsel to Sellers, substantially in the form attached hereto as Exhibit F,
                                                         ---------
addressed to Buyer and dated as of the Closing Date.

                (b) Deliver to Buyer certificates of duly authorized officers of Sellers to the effect that Sellers' representations and warranties in Article 3 are true as of the Closing Date, and that Sellers have complied in all material respects with each covenant required to be performed by Sellers on or prior to the Closing Date and a certificate of incumbency and copies of the resolutions adopted by the Boards of Directors of Sellers, authorizing the execution and delivery of this Agreement and the consummation of the sale of Assets and the other transactions contemplated hereby, duly certified as of the Closing Date by the respective Secretary or an Assistant Secretary of Sellers;

                (c) Deliver to Buyer certificates of good standing or their equivalent, dated not more than ten days prior to the Closing Date, attesting to the good standing of Sellers as corporations under the laws of their respective states of incorporation and each other jurisdiction required for the operation of the Business and as listed on Schedule 3.1(b);
                                                            ---------------
and

                (d) To the extent any other consents or approvals shall be necessary to any of the transactions herein contemplated, or to the sale of the Assets, deliver to Buyer copies of all such consents or approvals as obtained by Sellers.

         13.2   Closing Deliveries by Buyer.  At the Closing, Buyer shall:
                ---------------------------

                (a) Execute and deliver to Sellers any and all documents identified in Section 13.1(a), if and to the extent appropriate that Buyer executes the same in order to effect the transactions contemplated hereby, including but not limited to the assignment and assumption agreements specified in Section 13.1(a) above;

                (b) Deliver to Sellers certificates of a duly authorized officer of Buyer to the effect that Buyer's representations and warranties in Article 4 are true as of the Closing Date, and that Buyer has complied in all material respects with each covenant required to be performed by it on or prior to the Closing Date and a certificate of incumbency and copies of the resolutions adopted by Buyer, authorizing the execution and delivery of this Agreement and the consummation of the purchase of Assets, the assumption of the Assumed Liabilities and the other transactions contemplated hereby, duly certified as of the Closing Date by the Secretary or Assistant Secretary of Buyer;

                (c) Deliver to Sellers a certificate of good standing or its equivalent, dated not more than ten days prior to the Closing Date, attesting to the good standing of Buyer as a corporation under the laws of the State of Delaware;

                (d) Deliver the following to Sellers:

                    (i) the Closing Payment by wire transfer of immediately available funds in an amount equal to the Closing Payment, to an account specified in writing by Sellers no less than two (2) business days prior to the Closing Date;

                    (ii)  the Junior Subordinated Note; and

                    (iii) the Warrant.

                                 ARTICLE 14
                                 ----------

                                 TERMINATION
                                 -----------

         14.1   Termination by Mutual Consent. This Agreement may be
                -----------------------------
terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing by the mutual consent of Sellers and Buyer, by appropriate action of their respective Boards of Directors.

         14.2   Termination by Either Buyer or Sellers. This Agreement may be
                --------------------------------------
terminated and the transactions contemplated herein may be abandoned at any time prior to the Closing by action of the respective Boards of Directors of either Buyer or Sellers if (a) the transactions contemplated in this Agreement shall not have been consummated by August 31, 2004, or (b) any court of competent jurisdiction or other governmental entity having jurisdiction over Sellers, Buyer, the Business or the Assets has issued an order, decree or ruling or taken any other action restraining, enjoining, or otherwise prohibiting or materially restricting the consummation of the transactions contemplated in this Agreement.

         14.3   Termination by Buyer. This Agreement may be terminated and the
                --------------------
transactions contemplated herein may be abandoned by Buyer at any time prior to the Closing by action of the Board of Directors of Buyer, if (a) Sellers shall have breached any of Sellers' representations or warranties or failed to perform in any material respect any of Sellers' covenants or agreements contained in this Agreement or (b) any condition set forth in Article 11 shall become incapable of being satisfied.

         14.4   Termination by Sellers. This Agreement may be terminated and
                ----------------------
the transactions contemplated herein may be abandoned by Sellers at any time prior to the Closing if (a) Buyer shall have breached any of its representations or warranties or failed to perform in any material respect any of its covenants or agreements contained in this Agreement or (b) any condition set forth in Article 12 shall become incapable of being satisfied.

         14.5   Effect of Termination and Abandonment. In the event of the
                -------------------------------------
termination of this Agreement pursuant to any of the provisions of this
Article 14, neither Sellers nor Buyer (nor any of their respective directors and officers) shall have any liability or further obligation to the other party to this Agreement except that nothing herein will relieve any party from liability for breach of any representation or warranty or any failure to perform any covenant and agreement contained herein. The terminating party's rights to pursue all legal remedies due to such breach or failure to perform shall survive the termination of this Agreement unimpaired.

                                 ARTICLE 15
                                 ----------

                       SURVIVAL AND INDEMNIFICATION
                       ----------------------------

         15.1   Survival. The representations, warranties, covenants and
                --------
agreements of the parties hereto contained in Sections 3.3 (Taxes), 3.7 (Employee Plans) and 3.19 (Environmental) and Article 8 (Employee Matters) (insofar as they relate to ERISA) shall survive until 90 days after the expiration of the statute of limitations period applicable thereto (after giving effect to any tolling thereof), the representations and warranties of Seller contained in Section 9.2 shall survive the Closing to the extent provided in Section 9.2, and all other representations, warranties, covenants and agreements of the parties hereto contained in this Agreement shall survive the Closing until 24 months after the Closing Date; provided, however, that the
                                        --------  -------
representations and warranties contained in Sections 3.1 (Status of Sellers), 3.4 (Title to, Status and Condition of Assets) and 3.11 (Brokers),
Article 8 (Employee Matters), and Sections 4.1 (Status of Buyers) and 4.2 (Brokers) shall survive indefinitely and the post-Closing covenants of the parties hereto shall survive the Closing until they are otherwise terminated by their respective terms. Notwithstanding the preceding sentence, any representation, warranty, covenant or agreement in respect of which indemnity may be sought under this Agreement shall survive the time at which it would otherwise terminate pursuant to the preceding sentence if notice of the breach thereof giving rise to such right of indemnity shall have been given to the party against whom such indemnity may be sought prior to such time.

         15.2   Indemnification.
                ---------------

                (a) Sellers, jointly and severally, hereby indemnify Buyer and its respective successors and assigns (if any) and their respective officers, directors, employees, stockholders, agents and Affiliates (collectively, the "Buyer Indemnified Parties") against and agree to hold each of them harmless from any and all damage, loss, liability, claim, demand, cost, Tax, payment obligation to any governmental or regulatory authority and expense, including, without limitation, reasonable expenses of investigation and reasonable attorneys' fees and expenses in connection with any action or proceeding (collectively, "Damages"), incurred or suffered by any Buyer Indemnified Party arising out of or relating to:

                    (i) any misrepresentation or breach of warranty made by Sellers pursuant to this Agreement (determined in all cases as if the terms "material", "materiality", "material adverse effect" or other similar qualifiers were not included therein);

                    (ii) any breach of any covenant or agreement made by any Seller pursuant to this Agreement;

                    (iii) any Excluded Liability;

                    (iv) the operations of the Business, or any predecessor business, prior to the Closing Date;

                    (v) any and all insurance claims for (A) incidents that arise out of, are related to or result from the operations of the Business prior to the Closing Date or (B) incidents that occurred prior to the Closing Date; and

                    (vi) any and all known legal proceedings relating to the Business as of the Closing Date.

provided that, (x) the Buyer Indemnified Parties shall not be entitled to
--------
indemnification under this Section 15.2(a) in relation to any claim unless and until the aggregate of all claims for indemnification exceed $150,000, which shall act as a threshold to discourage the pursuing of insubstantial claims, and not as a deductible, and (y) the Buyer Indemnified Parties' aggregate indemnification amount shall not exceed $6,000,000. Notwithstanding anything to the contrary set forth in this Agreement, all claims relating to Taxes, ERISA, Environmental Matters, Real Property, Title, Excluded Liabilities, or Sections 3.1 (Status of Sellers), 3.3 (Taxes), 3.4 (Title to, Status and Condition of Assets), 3.7 (Employee Plans), 3.11 (Brokers and Commissions),
3.19 (Environmental Matters), 6.5 (Non-Compete; Non-Solicitation) and 6.8 (Winddown of Excluded Locations) of this Agreement shall be without any threshold or limit whatsoever. The limitations on indemnification set forth in this Section 15.2(a) and Section 15.1 shall not apply with respect to any claims based on fraud, misconduct or intentional omission.

                (b) Buyer hereby indemnifies Sellers and their respective successors and assigns (if any) and their respective officers, directors, employees, stockholders, agents and Affiliates (collectively, the "Seller Indemnified Parties") against and agrees to hold each of them harmless from any and all Damages incurred or suffered by any Seller Indemnified Party arising out of or relating to:

                    (i) any misrepresentation or breach of warranty made by Buyer pursuant to this Agreement;

                    (ii) any breach of any covenant or agreement made by Buyer pursuant to this Agreement; and

                    (iii) any Assumed Liability.

provided that, (x) the Seller Indemnified Parties shall not be entitled to
--------
indemnification under this Section 15.2(b) in relation to any claim unless and until the aggregate of all claims for indemnification exceed $150,000, which shall act as a threshold to discourage the pursuing of insubstantial claims, and not as a deductible, and (y) the Seller Indemnified Parties' aggregate indemnification amount shall not exceed $6,000,000.

                (c) All indemnification rights hereunder shall survive the Closing, regardless of any investigation, inquiry or examination made for or on behalf of, or any knowledge of, any Indemnified Party or the acceptance by such person of the legal opinion contemplated by Section 13.1.

                (d) Any indemnification of a Buyer Indemnified Party or a Seller Indemnified Party, as the case may be, pursuant to this Article 15 shall be effected by wire transfer of immediately available funds from Sellers or Buyer, as the case may be, to an account designated by the applicable party, within 15 days after the determination thereof.

                (e) In the absence of fraud, misconduct and intentional omission, the sole and exclusive remedy of the parties to this Agreement for monetary damages (other than with respect to claims under Section 1.4 and Section 1.5) under this Agreement or otherwise in connection with the transactions contemplated hereby will be limited and restricted to the indemnification rights and procedures set forth in this Article 15. Notwithstanding the foregoing, each of the parties hereto shall be entitled to such equitable remedies to which such party may otherwise be entitled, including, without limitation, the ability to apply to any court of competent jurisdiction for specific performance or injunctive relief.

         15.3   Procedures.
                ----------

                (a) The party seeking indemnification under Section 15.2 (the "Indemnified Party") shall give prompt notice in reasonable detail to the party against whom indemnity is sought (the "Indemnifying Party") of the assertion of its claim for indemnity, including the commencement of any action or proceeding by any third party in respect of which indemnity may be sought under such Section ("Third Party Claim"), and will provide the Indemnifying Party with such information with respect thereto as the Indemnifying Party may reasonably request. The failure of the Indemnified Party to so notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder, except to the extent such failure shall have adversely prejudiced the Indemnifying Party.

                (b) The Indemnifying Party will promptly notify the Indemnified Party whether the Indemnifying Party disputes its liability to the Indemnified Party with respect to the claim described in a notice delivered pursuant to this Section 15.3 and, if not, whether the Indemnifying Party desires, at its sole cost and expense, to defend the Indemnified Party against a Third Party Claim described therein.

                (c) If the Indemnifying Party notifies the Indemnified Party that the Indemnifying Party desires to defend the Indemnified Party with respect to a Third Party Claim pursuant to this Section 15.3, then the Indemnifying Party shall be entitled to assume the control of the defense or settlement of such Third Party Claim in accordance with the provisions of this Section 15.3, and if requested by the Indemnifying Party, the Indemnified Party will, at the sole cost and expense of the Indemnifying Party, cooperate with the Indemnifying Party and its counsel in defending or settling the Third Party Claim the defense or settlement of which the Indemnifying Party elects to control (including by furnishing or causing to be furnished such records, information and testimony, and attending such conferences, discovery proceedings, hearings, trials or appeals, as may be reasonably requested in connection therewith, and, if appropriate and related to the Third Party Claim in question, in making any counterclaim against the Person asserting the Third Party Claim, or any cross-claim against any Person; provided, however, that the Indemnifying Party shall obtain the prior written consent of the Indemnified Party (which, except for claims related to Taxes, shall not be unreasonably withheld or delayed) before entering into any settlement of such Third Party Claim if the settlement does not provide for full indemnity of and/or release the Indemnified Party from all liabilities and obligations with respect to such Third Party Claim or the settlement imposes injunctive or other equitable relief against the Indemnified Party or any of its Affiliates. The Indemnified Party may retain separate counsel of its choice to represent it in, but not control, any defense or settlement of any Third Party Claim controlled by the Indemnifying Party pursuant to this Section 15.3. The fees and expenses of such separate counsel shall be paid by the Indemnified Party.

                (d) If the Indemnifying Party has notified the Indemnified Party that the Indemnifying Party disputes its liability hereunder to the Indemnified Party with respect to such Third Party Claim and if such dispute is resolved in favor of the Indemnifying Party, the Indemnifying Party will not be required to bear the costs and expenses of the Indemnified Party's defense pursuant to this Section 15.3 or of the Indemnifying Party's participation therein at the Indemnified Party's request, and the Indemnified Party will reimburse the Indemnifying Party in full for all reasonable costs and expenses incurred by the Indemnifying Party in connection with such litigation to the extent such dispute is resolved in favor of the Indemnified Party. The Indemnifying Party may retain separate counsel to represent it in, but not control, any defense or settlement controlled by the Indemnified Party pursuant to this Section 15.3, and the Indemnifying Party will bear its own costs and expenses with respect to such participation.

                (e) In the event any Indemnified Party should assert a claim for indemnity under Section 15.2 against any Indemnifying Party that does not involve a Third Party Claim, if the Indemnifying Party notifies the Indemnified Party pursuant to paragraph (b) above that it does not dispute the claim for indemnity described in such notice or fails to dispute such claim, the Damages arising from the claim specified in such notice will be conclusively deemed a liability of the Indemnifying Party under Section 15.2 and the Indemnifying Party shall pay the amount of such Damages to the Indemnified Party on demand after the final determination thereof, but only to the extent it is liable therefor under Section 15.2. If the Indemnifying Party has timely disputed its liability with respect to such claim, the Indemnifying Party and the Indemnified Party will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within ninety (90) days, such dispute shall be resolved by litigation in a court of competent jurisdiction.

                                 ARTICLE 16
                                 ----------

                               MISCELLANEOUS
                               -------------

         16.1   Notices. Any notices or other communications required or
                -------
permitted hereunder (including, by way of illustration and not limitation, any notice permitted or required under Article 14 hereof) to any party hereto shall be sufficiently given when delivered in person, or when sent by certified or registered mail, postage prepaid, or one business day after dispatch of such notice with an overnight delivery service, or when transmitted by facsimile or other form of electronic communication if an answer back is received by the sender, in each case addressed as follows:

         In the case of Buyer, care of:

                Healthcare Uniform Company, Inc.
                c/o Sun Capital Partners, Inc.
                5200 Town Center Circle, Suite 470
                Boca Raton, Florida 33486
                Attention: Marc J. Leder, Rodger R. Krouse
                           and C. Deryl Couch
                Telephone: (561) 394-0550
                Facsimile: (561) 394-0540

         With a copy to (which shall not constitute notice to Buyer):

                Kirkland & Ellis LLP
                153 East 53rd Street
                New York, New York 10002
                Attention: Daniel J. Eisner, Esq.
                Facsimile No.: (212) 446-4900

         In the case of Sellers:

                Angelica Corporation
                424 S. Woods Mill Road
                Chesterfield, Missouri 63017
                Attention: Stephen M. O'Hara, President and Chief Executive
                           Officer
                Facsimile No.: (314) 854-3949

         With a copy to:

                Angelica Corporation
                424 S. Woods Mill Road
                Chesterfield, Missouri 63017
                Attention: Steven L. Frey, Vice President and General Counsel Facsimile No.: (314) 854-3949

         and

                Thompson Coburn LLP
                One US Bank Plaza
                Suite 3400
                St. Louis, Missouri 63101
                Attention: Robert M. LaRose, Esq.
                Facsimile No.: (314) 552-7068

or such substituted address or attention as any party shall have given notice to the others in writing in the manner set forth in this Section 16.1.

         16.2   Amendment. This Agreement may be amended or modified in whole
                ---------
or in part only by an agreement in writing executed by all parties hereto and making specific reference to this Agreement.

         16.3   Counterparts. This Agreement may be executed in one or more
                ------------
counterparts, all of which taken together shall constitute one instrument.

         16.4   Binding on Successors and Assigns. This Agreement shall be
                ---------------------------------
binding upon, inure to the benefit of and be enforceable by and against the parties hereto and their respective successors and assigns in accordance with the terms hereof. Neither Buyer nor Sellers may assign their interest under this Agreement without the prior written consent of the other, except that Buyer may assign any of its rights hereunder to one or more of its Affiliates or as collateral security to its financing sources.

         16.5   Severability. In the event that any one or more of the
                ------------
provisions contained in this Agreement or any application thereof shall be invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of the remaining provisions of this Agreement and any other application thereof shall not in any way be affected or impaired thereby; provided, however, that to the extent permitted by applicable law, any invalid, illegal, or unenforceable provision may be considered for the purpose of determining the intent of the parties in connection with the other provisions of this Agreement.

         16.6   Waivers. The parties may, by written agreement, (a) extend the
                -------
time for the performance of any of the obligations or other acts of the parties hereto, (b) waive any inaccuracies in the representations contained in this Agreement or in any document delivered pursuant to this Agreement,
(c) waive compliance with, or modify, any of the covenants or conditions contained in this Agreement, and (d) waive or modify performance of any of the obligations of any of the parties hereto; provided, that no such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall operate as a waiver of, or an estoppel with respect to, any subsequent insistence upon such strict compliance other than with respect to the matter so waived or modified.

         16.7   Publicity. Any public announcements concerning the transaction
                ---------
contemplated by this Agreement shall be jointly planned and simultaneously released by Buyer and Sellers, and except as required under applicable law none of them shall act in this regard without the prior written approval of the others, which approval shall not be unreasonably withheld.

         16.8   Headings. The headings in the sections and subsections of this
                --------
Agreement and in the Schedules are inserted for convenience only and in no way alter, amend, modify, limit or restrict the contractual obligations of the parties.

         16.9   List of Schedules and Exhibits. As mentioned in this
                ------------------------------
Agreement, there are attached hereto or delivered herewith, the following Schedules and Exhibits:

                                  SCHEDULES
                                  ---------

 Schedule No.                        Schedule Caption
 -----------                         ----------------

1.1(a)            Real Property Leases and Related Security Deposits
1.1(a)(i)         Life Uniform IT Center
1.1(d)            Personal Property Leases
1.1(e)            Permits
1.1(h)            Bids and Sales Contracts
1.1(k)            Intellectual Property
1.2 (v)           Excluded Locations
1.2(xi)           Other Excluded Assets
1.5               Buyer's Option to Assume Excluded Location Leases
1.6               Purchase Price Allocation
2.2(iii)          Assumed Capital Leases
2.3               Excluded Liabilities
3.1(a)            Jurisdictions of Organization
3.1(b)            Foreign Qualifications
3.1(f)            Violations or Conflicts
3.1(g)            Consents
3.2(a)            Financial Matters

 Schedule No.                        Schedule Caption
 -----------                         ----------------

3.2(c)            Undisclosed Liabilities of Business
3.3(b)            Tax Matters
3.4(a)            Status of Real Property Leases and Required Landlord Consents
3.4(e)            Encumbrances on Personal Property
3.4(f)            Condition of Personal Property
3.4(g)            All Necessary Properties
3.5(b)            Intellectual Property Rights
3.6(a)            Debt Instruments
3.6(b)            Contracts
3.6(c)            Insurance
3.6(d)            Status of Contracts, Etc.
3.7               Employee Plans
3.8               Labor Relations
3.9               Litigation and Other Proceedings
3.10(a)           Compliance With Laws
3.10(b)           Permits
3.11              Brokers and Commissions
3.14              Suppliers
3.15              Related Party Transactions
3.16              Accounts and Notes Payable
3.18              Product Warranties, Defects and Liability
3.19              Environmental Matters
4.1(c)            Violations or Conflicts
4.1(d)            Governmental Consents
4.3               Brokers and Commissions
8.1(a)            Employees, Position and Base Salary
8.1(c)            Severance Benefit



                                  EXHIBITS
                                  --------

Exhibit           Document
-------           --------

A                 Life Uniform Operating Subsidiaries
B                 Form of Release for Employee Records
C                 Form of Junior Subordinated Note
D                 Form of Warrant
E                 Form of Statement of Working Capital
F                 Form of Legal Opinion


Each of the foregoing Schedules and Exhibits is incorporated herein by this reference and expressly made a part hereof.

         16.10  Entire Agreement; Law Governing. All prior negotiations and
                -------------------------------
agreements between the parties hereto are superseded by this Agreement (except with respect to the Confidentiality Agreement described in Section
16.14 of this Agreement), and there are no representations, warranties, understandings or agreements other than those expressly set forth herein or in an Exhibit or Schedule delivered pursuant hereto, except as modified in writing concurrently herewith or subsequent hereto. This Agreement shall be governed by and construed and interpreted according to the internal laws of the State of Delaware, determined without reference to conflicts of law principles. Each party hereto agrees to personal jurisdiction in any action brought in any court, Federal or State, within the State of Delaware having subject matter jurisdiction over the matters arising under this Agreement. Any suit, action or proceeding arising out of or relating to this Agreement shall only be instituted in the State of Delaware. Each party waives any objection which it may have now or hereafter to the laying of the venue of such action or proceeding and irrevocably submits to the jurisdiction of any such court in any such suit, action or proceeding.

         16.11  No Third-Party Rights. This Agreement is not intended and
                ---------------------
shall not be construed to create any rights in any persons other than Buyer and Sellers, and no person shall assert any rights as third-party beneficiary hereunder.

         16.12  Sales and Transfer Taxes. Buyer and Seller shall be
                ------------------------
responsible for one half of all applicable sales, transfer, documentary, use, filing and other taxes and fees that may become due or payable as a result of the sale, conveyance, assignment, transfer or delivery of the Business or any of the Assets, whether levied on Buyer, Sellers or any affiliate of Buyer or Sellers. Any payment required to be made by Buyer pursuant to this Section 16.12 shall be deemed an increase in Purchase Price pursuant to Section 1.3, subject to allocation among the Assets in accordance with Section 1.6. At the Closing, Sellers shall execute and deliver to Buyer any certificates or other documents as Buyer may reasonably request to claim available exemptions from the payment of sales, transfer, use or other similar taxes under applicable law.

         16.13  Expenses. Except as expressly provided otherwise herein,
                --------
Sellers and Buyer shall pay all costs and expenses incurred by each of them or on their behalf in connection with this Agreement and the transactions contemplated hereby, including, without limiting the generality of the foregoing, fees and expenses of its own financial consultants, accountants and counsel.

         16.14  Confidentiality. The terms of the Confidentiality Agreement
                ---------------
dated January 28, 2004, between Sellers and Buyer are hereby incorporated herein by reference and shall continue in full force and effect until the Closing, at which time such Confidentiality Agreement and the obligations of Buyer under this Section 16.14 shall terminate. If this Agreement is, for any reason, terminated prior to the Closing, the Confidentiality Agreement shall continue in full force and effect.

         16.15  Investigation.
                -------------

                (a) Buyer acknowledges and agrees that Sellers do not make, and have not made, any representations or warranties other than those expressly set out herein which are made by Sellers.

                (b) In connection with Buyer's investigation of the Business, the Assets and the Assumed Liabilities, Buyer has received from Sellers certain estimates, projections, forecasts, plans and budgets for the Business. However, Sellers make no representation or warranty with respect to any such estimates, projections, forecasts, plans and budgets.

                (c) Certain information set forth in the Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed in connection with the representations and warranties made by Sellers in this Agreement, nor shall such information be deemed to establish a standard of materiality. Matters disclosed in any Section of the Schedules with respect to any representation and warranty of Sellers contained herein shall be deemed disclosed only with respect to such section of the representation and warranty of Sellers contained herein.

         16.16  Survivability of Provisions After Termination. If this
                ---------------------------------------------
Agreement is terminated pursuant to Article 14 hereof, it shall become null and void and have no further force and effect, except as provided in Sections 16.13, 16.14 and this 16.16 which shall survive termination and except that nothing herein shall relieve any party hereto for a breach by such party of the terms of this Agreement. Upon any termination of this Agreement, each party hereto will return all documents, work papers and all other material of the other party relating to the transactions contemplated hereby, whether so obtained before or after the execution of this Agreement, to the party furnishing the same.

           [the remainder of the page is intentionally left blank]

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives on the day and year first above written.

                               BUYER:

                               HEALTHCARE UNIFORM COMPANY, INC.

                               By:
                                  ------------------------------------------
                               Name:
                                    ----------------------------------------
                               Title:
                                     ---------------------------------------



                               SELLERS:

                               ANGELICA CORPORATION
                               LIFE UNIFORM COMPANY
                               38 OPERATING SUBSIDIARIES LISTED ON EXHIBIT A
                                                                   ---------


                               By:
                                  ------------------------------------------
                               Name:
                                    ----------------------------------------
                               Title:
                                     ---------------------------------------